UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K /A

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2008 (November 4, 2008)

                               HAGUE CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-146533	20-8195578
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14220 E Cavedale RD Scottsdale AZ	85262
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  214-701-8779

1865 Portage Avenue
Winnepeg, Manitoba, R3J OH2
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 4, 2008, the Company closed on an Agreement and Plan of Merger and Reorganization by and among Hague Corp. (the “Company”), Solterra Renewable Technologies, Inc. (“Solterra”), the shareholders of Solterra and Gregory Chapman as “Indemnitor” (the “Agreement”), which resulted in Solterra becoming a wholly-owned subsidiary of the Company. Pursuant to the Agreement, Mr. Chapman cancelled 40,000,000 shares of Common Stock of the Company owned by him and issued a general release in favor of the Company terminating its obligations to repay Mr. Chapman approximately $34,000 in principal owed to him.

In accordance with the Agreement, the Company issued 41,250,000 shares of its Common Stock to the former stockholders of Solterra. Certain existing stockholders of the Company in consideration of Solterra and its shareholders completing the transaction, issued to the Company a Promissory Note in the amount of $3,500,000 due and payable on or before January 15, 2009, through the payment of cash or, with the consent of the Company, the cancellation of up to 12,000,000 issued and outstanding shares of the Company owned by them.

On November 4, 2008, the Company entered into a Securities Purchase Agreement, Debenture, Security Agreement, Subsidiary Guarantee Agreement, Registration Rights Agreement, Escrow Agreement, Stock Pledge Agreement and other related transactional documents (the “Transaction Documents”) to obtain $1,500,000 in gross proceeds from three non-affiliated parties (collectively hereinafter referred to as the “Lenders”) in exchange for 3,525,000 restricted shares of Common Stock of the Company (the “Restricted Shares”) and Debentures in the principal amount aggregating $1,500,000. Each Debenture has a term of three years maturing on November 4, 2011 bearing interest at the rate of 8% per annum and is prepayable by the Company at anytime without penalty, subject to the Debenture holders’ conversion rights. Each Debenture is convertible at the option of each Lender into the Company’s Common Stock (the “Debenture Shares”, which together with the Restricted Shares shall collectively be referred to as the “Securities”) at a conversion price of $.2667 per share (the “Conversion Price”). The Registration Rights Agreement requires the Company to register the resale of the Securities within certain time limits and to be subject to certain penalties in the event the Company fails to timely file the Registration Statement, fails to obtain an effective Registration Statement or, once effective, to maintain an effective Registration Statement until the Securities are saleable pursuant to Rule 144 without volume restriction or other limitations on sale. The Debentures are secured by the assets of the Company and are guaranteed by Solterra as the Company’s subsidiary. In the event the Debentures are converted in their entirety, the Company would be required to issue and aggregate of 5,624,297 shares of the Company’s Common Stock, subject to anti-dilution protection for stock splits, stock dividends, combinations, reclassifications and sale of the Company’s Common Stock a a price below the Conversion Price.  Certain changes of control or fundamental transactions such as a merger or consolidation with another company could cause an event of default under the Transaction Documents. The foregoing descriptions of the Agreement and Transaction Documents are subject to more detailed provisions set forth in the Exhibits to the Form 8-K filed November 10, 2008, which are incorporated herein by reference.

As a result of the transactions described in the two preceding paragraphs, there are currently 69,375,000 shares of the Company’s Common Stock issued and outstanding without giving effect to the possible conversion of the Debentures.  Stephen Squires, the new President, Chief Executive Officer and a newly appointed director of the Company is the new controlling stockholder as he owns 51.2% of the issued and outstanding shares of the Company’s Common Stock.

The Transaction Documents include a Stock Pledge Agreement pursuant to which Stephen Squires has pledged 20,000,000 shares of our Common Stock to the Debenture holders (the “Holders”) until such time as the Debentures are paid in their entirety. Also, the Securities Purchase Agreement provides until such time as the Holders no longer hold any Debentures, we shall appoint two (2) members to our Board of Directors, with such board members to be appointed by MKM Opportunity Master Fund, Ltd. (“MKM”).  Each member appointed by MKM will be independent of, and not affiliated with, MKM. In addition, so long as MKM has the right to appoint two board members under this Agreement, we shall not expand the size of our Board of Directors to more than seven (7) board members.  Notwithstanding the foregoing, in the event of a default under the Transaction Documents, MKM and Steven Posner Irrevocable Trust u/t/a Dated 06/17/65 (“Posner”) shall have the right to appoint three (3) and two (2) members, respectively, to our Board of Directors, which directors need not be independent of, and may be affiliated with, MKM or Posner.  In the event that MKM or Posner exercises their right to appoint members of our Board of Directors in the event of a default, the Board of Directors shall set the size of the Board to no more than nine (9) members.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Reference is made to Item 1.01 for a description of an Agreement and Plan of Merger and Reorganization entered into on November 4, 2008 by and among the Registrant, Solterra, the shareholders of Solterra and Gregory Chapman our former executive officer, a director, founder and principal stockholder of the Company, as Indemnitor (the “Agreement”).

As a result of the transactions described in Item 1.01, there are currently 69,375,000 shares of the Company’s Common Stock issued and outstanding without giving effect to the possible conversion of the Debentures.  Steven Squires, the new President, Chief Executive Officer and a director of the Company is the new controlling stockholder as he owns approximately 51.2% of the issued and outstanding shares of the Company’s Common Stock.

On November 4, 2008, in connection with the Agreement and change in control, Stephen Squires was appointed President and Chief Executive Officer of the Company, Brian Lukian was appointed Chief Financial Officer, Treasure and Secretary of the Company, Dr. Ghassan E. Jabbour as Chief Science Officer of the Company, and David Doderer as Vice President – Research and Development. On that same date, Greg Chapman resigned as an executive of the Company. On November 4, 2008, Mr. Chapman, the sole director of the Company, resigned as a director of the Company effective 10 days following the filing with the Securities and Exchange Commission (“SEC”) and mailing to stockholders of an Information Statement on Schedule 14F-1, which Schedule 14F-1 sets forth certain information regarding the expansion of the Board of Directors to six persons effective upon the resignation of Mr. Chapman. Such six directors include Stephen Squires, Dr. Ghassan E. Jabbour, Dr. Michael S. Wong, Kim Pichanick, Dr. Isaac B. Horton III and Richard Patton.  Dr. Horton and Mr. Patton have been appointed to the Board as appointees of MKM Opportunity Master Fund Ltd. pursuant to the Transaction Documents.

 The foregoing descriptions of the Agreement and Plan of Reorganization and the transactions contemplated thereby are subject to the more detailed provisions set forth in the agreement, which is attached hereto as Exhibit 10.1 and which are incorporated herein by reference.

Information in response to this Item 2.01 below is keyed to the item numbers of Form 10.

FORWARD-LOOKING STATEMENTS

Some of the statements under “Item 1 - Description of Business” and “Item 2 -  Management’s Discussion and Analysis or Plan of Operation” and included elsewhere in this Form 8-K /A contain forward-looking statements. All statements other than statements of historical facts contained in this form 8-K, including statements regarding our plans, objectives, goals, strategies, future events, capital expenditures, future results, our competitive strengths, our business strategy and the trends in our industry are forward-looking statements. The words “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “appear,” “forecast,” “future,” “likely,” “probably,” “suggest” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements.

Forward-looking statements reflect only our current expectations. We may not update these forward-looking statements, even though our situation may change in the future. In any forward-looking statement, where we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will be achieved or accomplished. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements due to a number of uncertainties, many of which are unforeseen, including, without limitation:

•	our reliance on our exclusive licensing agreement with William Marsh;

•	we are a development stage company with no history of profitable operations;

•	we will likely need substantial additional capital to finance our business;

•	our solar products may not gain market acceptance;

•
we need to build a manufacturing plant which could have cost overruns and implement plans to hire sales and marketing personal, establish distribution relationships and channels and strategic alliances for market penetration and revenue growth;

•	competition within our industry;

•	reduction or elimination of government subsidiaries and economic incentives for solar technology could cause our anticipated revenues to decline; and

•	the availability of additional capital on terms acceptable to us.

 In addition, you should refer to the “Risk Factors” section of this Form 8-K /A for a discussion of other factors that may cause our actual results to differ materially from those implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this form 8-K /A will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, if at all. Accordingly, you should not place undue reliance on these forward-looking statements.

We qualify all the forward-looking statements contained in this Form 8-K by the foregoing cautionary statements

Part I

Item 1. Description of Business.

Corporate Structure

History of Hague Corp.

Hague Corp. was form under the laws of the State of Nevada on January 9, 2007. It acquired certain mineral claims located in Nevada and it has yet to determine whether the property contains resources that are economically recoverable. Hague intends to relinquish or sell its rights to its mineral claims and concentrate its business operations on those of its wholly-owned subsidiary described below.

Solterra Renewable Technologies, Inc.

Solterra Renewable Technologies, Inc. (“Solterra”) was organized in the State of Delaware on the 19th day of May 2008. The principal executive office of Solterra is located at 14220 E. Cavedale Rd., Scottsdale, AZ 85262 and its phone number is (214) 701-8779.

Plan of Reorganization, Financing Transaction and Change in Control

On November 4, 2008, the Company closed on an Agreement and Plan of Merger and Reorganization by and among Hague Corp. (the “Company”), Solterra Renewable Technologies, Inc. (“Solterra”), the shareholders of Solterra and Gregory Chapman as “Indemnitor” (the “Agreement”), which resulted in Solterra becoming a wholly-owned subsidiary of the Company. Pursuant to the Agreement, Mr. Chapman cancelled 40,000,000 shares of Common Stock of the Company owned by him and issued a general release in favor of the Company terminating its obligations to repay Mr. Chapman approximately $34,000 in principal owed to him.

In accordance with the Agreement, the Company issued 41,250,000 shares of its Common Stock to the former stockholders of Solterra. Certain existing stockholders of the Company in consideration of Solterra and its shareholders completing the transaction, issued to the Company a Promissory Note in the amount of $3,500,000 due and payable on or before January 15, 2009, through the payment of cash or, with the consent of the Company, the cancellation of up to 12,000,000 issued and outstanding shares of the Company owned by them.

On November 4, 2008, the Company entered into a Securities Purchase Agreement, Debenture, Security Agreement, Subsidiary Guarantee Agreement, Registration Rights Agreement, Escrow Agreement and other related transactional documents (the “Transaction Documents”) to obtain $1,500,000 in gross proceeds from three non-affiliated parties (collectively hereinafter referred to as the “Lenders”) in exchange for 3,525,000 restricted shares of Common Stock of the Company (the “Restricted Shares”) and Debentures in the principal amount aggregating $1,500,000. Each Debenture has a term of three years maturing on November 4, 2011 bearing interest at the rate of 8% per annum and is prepayable by the Company at anytime without penalty, subject to the Debenture holders’ conversion rights. Each Debenture is convertible at the option of each Lender into the Company’s Common Stock (the “Debenture Shares”, which together with the Restricted Shares shall collectively be referred to as the “Securities”) at a conversion price of $.2667 per share (the “Conversion Price”). The Registration Rights Agreement requires the Company to register the resale of the Securities within certain time limits and to be subject to certain penalties in the event the Company fails to timely file the Registration Statement, fails to obtain an effective Registration Statement or, once effective, to maintain an effective Registration Statement until the Securities are saleable pursuant to Rule 144 without volume restriction or other limitations on sale. The Debentures are secured by the assets of the Company and are guaranteed by Solterra as the Company’s subsidiary. In the event the Debentures are converted in their entirety, the Company would be required to issue and aggregate of 5,624,297 shares of the Company’s Common Stock, subject to anti-dilution protection for stock splits, stock dividends, combinations, reclassifications and sale of the Company’s Common Stock a a price below the Conversion Price.  Certain changes of control or fundamental transactions such as a merger or consolidation with another company could cause an event of default under the Transaction Documents.

The foregoing descriptions of the Agreement and Transaction Documents are subject to more detailed provisions set forth in the Exhibits to this Form 8-K, which are incorporated herein by reference.

As a result of the transactions described in the two preceding paragraphs, there are currently 69,375,000 shares of the Company’s Common Stock issued and outstanding without giving effect to the possible conversion of the Debentures.  Stephen Squires, the new President, Chief Executive Officer and a director of the Company is the new controlling stockholder as he owns 51.17% of the issued and outstanding shares of the Company’s Common Stock.

Business Overview

Solterra is a start-up solar technology and quantum dot manufacturing firm which was founded by Stephen Squires. Mr. Squires and our other officers and directors bring to us a large degree of experience in developing innovative technology, and commercializing high technology products.  We perceive an opportunity to acquire a significant amount of both quantum dot and solar photovoltaic market share by commercializing a low cost quantum dot processing technology and a low cost quantum dot based third generation photovoltaic technology/solar cell, pursuant to an exclusive license agreement with William Marsh Rice University (“Rice University” or “Rice”).  Our objective is to become the first bulk manufacture of high quality tetrapod quantum dots and the first solar cell manufacturer to be able to offer a solar electricity solution that competes on a non-subsidized basis with the price of retail electricity in key markets in North America, Europe, the Middle East and Asia.

Competitors are pursuing different nanotechnological approaches to developing solar cells, but the general idea is the same for all. When light hits an atom in a semiconductor, those photons of light with lots of energy can push an electron out of its nice stable orbital around the atom. The electron is then free to move from atom to atom, like the electrons in a piece of metal when it conducts electricity. Using nano-size bits of semiconductor embedded in a conductive plastic maximizes the chance that an electron can escape the nanoparticle and reach the conductive plastic before it is "trapped" by another atom that has also been stripped of an electron. Once in the plastic, the electron can travel through wires connecting the solar cell to an electronic device. It can then wander back to the nanocrystal to join an atom that has a positive charge, which scientifically is called electron hole recombination.

A quantum dot solar cell typically uses a thin layer of quantum dot semiconductor material, rather than silicon chips, to convert sunlight into electricity. Quantum Dots, also known as nanocrystals, measure near one billionth of an inch and are a non-traditional type of semiconductor. Management believes that they can be used as an enabling material across many industries and that quantum dots are unparalleled in versatility and flexible in form.

Solterra intends to design and manufacture solar cells using a proprietary thin film semiconductor technology that we believe will allow us to reduce our average solar cell manufacturing costs and be extremely competitive in this market. Solterra will be one of the first companies to integrate non-silicon quantum dot thin film technology into high volume low cost production using proprietary technologies. Our objective is to become one of the first solar module manufacturer to offer a solar electricity solution that competes on a non-subsidized basis with the price of retail electricity in key markets in North America, Europe and Asia.

Management believes that the manufacture of our thin film quantum dot solar cells can introduce a cost effective disruptive technology that can help accelerate the conversion from a fossil fuel dependent energy infrastructure to one based on renewable, carbon-neutral energy sources. We believe that our proposed products also can be a part of the solution to greenhouse gases and global warming.

Solterra plans to:

a)
Scale up Quantum Dot Production by applying proprietary technology licensed from Rice University for our quantum dot synthesis process. This licensed technology enables Solterra to produce the highly desirable CdSe tetrapod quantum dots at a cost savings of greater than 50% compared to competing suppliers, and will organically supply Solterra’s requirements for quantum dots for its solar cells. Additionally, Solterra will market these Q-Dots through various existing supply channels into various markets, including but not limited to medical diagnostics and printed electronics. The initial pilot scale up will take place at or near Rice University in Houston, Texas. The staff there will include one post doctorate, Professor Michael Wong the inventor of the technology and our Vice President in charge of quantum dot commercialization David Doderer. Following initial proof of scale production, the commercial production of quantum dots will likely be consolidated in a purpose built facility in Phoenix Arizona adjoining the proposed solar cell production line.

b)
Fabricate solar cells and optimize the performance of solar cells based on a blend of a suitable conjugated polymer and CdSe quantum dots (QDs).  The aim is to invest our best efforts to demonstrate and scale up production of low cost quantum dot solar cells having peak efficiency of greater than 6%. The efficiency of solar cells is the electrical power it puts out as percentage of the power in incident sunlight. Within the photovoltaic market, cell pricing and peak efficiency are key benchmarks for consumers in the decision for system selection and installation. The design and manufacture of Solterra's quantum dot based solar cells is projected to allow for the conversion of sunlight into usable electricity at a combination of efficiencies and cell cost at a very low "cents per kilowatt-hour" rate. This work is expected to be accomplished on site at the Arizona State University labs where we will also maintain our corporate offices. The staff there will include three post doctorates three undergraduates, our Chief Science Officer, Professor Ghassan Jabbour and our CEO, Stephen Squires.

Objectives:

The Objectives of Solterra are as follows:

•
Become the first bulk manufacture of high quality tetrapod quantum dots and the first solar cell manufacturer to be able to offer a solar electricity solution that competes on a non-subsidized basis with the price of retail electricity in key markets in North America, Europe the Middel East and Asia.

•
Build a robust intellectual property portfolio in third generation photovoltaics. Success criteria include completion of preparation and filing of various patent applications in the area of TF QD Solar Cell technology, by January 2009, defining and initiating the strategy to secure a reliable source of key materials by February 2009, and filing additional process related patent applications by July 2009, which intellectual property would be owned by Solterra.

•
At Rice University, build  scaled up Quantum Dot production of ten 1gram batches for initial proof of scalability with an additional 10 batch set as a control by March 2009. By June 2009, establish our production operation which will be a lab based pilot plant owned and operated by Solterra outside of Rice University and capable of producing 10-50 gram batches   of Quantum Dots per week, then stepping up to 50-1000 grams per week of Quantum Dots and with the capacity to later increase production to 1-10 kilograms per week of Quantum Dots. Ideally, our pilot plant will have the expansion capability of establishing a ten megawatt capacity solar cell pilot production line by December 2010 and with the first yielded product made, sold and shipped by April 2012.

•
Develop and Characterize the Thin Film Quantum Dot Solar Cell product. Success criteria include establishing a development lab on site at the Arizona State University (“ASU”) macro technology works center in Tempe Arizona under the guidance of Dr. Ghassan Jabbour, performing approximately 200 prototype runs in order to optimize the product performance, achieving greater than 6% peak efficiency, achieving a projected cell cost of less than $1.30/Watt, and demonstrating accelerated lifetime testing to demonstrate product lifetimes to support a performance-based consumer warranty comparable to existing photovoltaics , and delivering working prototypes by November 2009. Solterra has a contract with ASU to permit our use of ASU’s facilities, laboratories and personnel for our intended purposes.

•
Construct a 100 Megawatt volume production factory by December 2013. Success criteria include breaking ground by June 2011, First production started by October 2011, first production yield by December 2011, achieve 100MW capacity by December 2013.  By production design, enable ability to quickly replicate plants as demand grows.

Products:

Solar Panels

A solar cell or photovoltaic cell is a device that converts solar energy into electricity by the photovoltaic effect. Photovoltaics is the field of technology and research related to the application of solar cells as solar energy. Sometimes the term solar cell is reserved for devices intended specifically to capture energy from sunlight, while the term photovoltaic cell is used when the source is unspecified. Assemblies of cells are used to make solar modules or solar panels (as we refer to them), which may in turn be linked in larger photovoltaic arrays that can produce substantial amounts of electricity.

Solar cells have many applications. Individual cells are used for powering small devices such as electronic calculators. Photovoltaic (“PV”) arrays generate a form of renewable electricity, particularly useful in situations where electrical power from the grid is unavailable such as in remote area power systems, Earth-orbiting satellites and space probes, remote radiotelephones and water pumping applications. Photovoltaic electricity is also increasingly deployed in grid-tied electrical systems. Similar devices intended to capture energy radiated from other sources include thermophotovoltaic cells, betavoltaics cells, and optoelectric nuclear batteries.

Thin Film Quantum Dot PV Solar Cell: Solterra will produce a low cost, easily processed quantum dot derived solar cell that operates at peak efficiency greater than 6%, and more importantly has a cost per kilowatt hour (“kWH”) comparable to conventional grid supplied power. Within the photovoltaic market, cell pricing and peak efficiency are key benchmarks for consumers in the decision for system selection and installation. At the end of the day, a combination of the two is what is really important for the consumer -- the actual cost for each kilowatt-hour produced. The cleanliness of all renewable energies makes these technologies attractive, and delivery of electricity at or near an equivalent cost to conventional fossil fuel produced energy will make total clean energy adoption inevitable. The design and manufacture of Solterra's quantum dot based solar cells is projected to allow for the conversion of sunlight into usable electricity at a combination of efficiencies and cell cost at a very low "cents per kilowatt-hour" rate. As Solterra approaches this "grid parity," we believe the decision for Solterra Solar Cells will be quickly made.

 Quantum Dots

Solterra has a worldwide exclusive license with Rice University for the manufacture of low cost, high quality tetrapod quantum dots using Rice developed intellectual property. Solterra is planning the scale up the bulk production of quantum dots based on this technology and intends to manufacture and sell these semiconductor materials for a broad range of emerging applications both in the United States and abroad.

According to the new report available at Electronics.ca Publications, the global market for quantum dots, which in 2008 is estimated to generate $28.6 million in revenues, is projected to grow over the next five years at a compound annual growth rate (“CAGR”) of 90.7%, reaching over $700 million by 2013.  Following the initially modest revenues generated by standalone colloidal quantum dots - primarily serving the life sciences, academic, and other industrial research and development communities - within the next 2 years several product launches with colloidal or in situ quantum dot underpinning will bolster market revenue considerably.

Quantum dots refer to one of several promising materials niche sectors that recently have emerged from the burgeoning growth area of nanotechnology. Quantum dots fall into the category of nanocrystals, which also includes quantum rods and nanowires. As a materials subset, quantum dots are characterized by particles fabricated to the smallest of dimensions from only a few atoms and upwards. At these tiny dimensions, they behave according to the rules of quantum physics, which describe the behavior of atoms and sub atomic particles, in contrast to classical physics that describes the behavior of bulk materials, or in other words, objects consisting of many atoms.

Current and future applications of quantum dots impact a broad range of industrial markets. These include, for example, biology and biomedicine; computing and memory; electronics and displays; optoelectronic devices such as LEDs, lighting, and lasers; optical components used in telecommunications; and security applications such as covert identification tagging or biowarfare detection sensors.”

Advantages of Quantum Dot Based Solar Cells

•
The efficiency of solar cells is the electrical power it puts out as percentage of the power in incident sunlight. One of the most fundamental limitations on the efficiency of a solar cell is the ‘band gap’ of the semi-conducting material used in conventional solar cells: the energy required to boost an electron from the bound valence band into the mobile conduction band. When an electron is knocked loose from the valence band, it goes into the conduction band as a negative charge, leaving behind a ‘hole’ of positive charge. Both electron and hole can migrate through the semi-conducting material.

•
In a solar cell, negatively doped (n-type) material with extra electrons in its otherwise empty conduction band forms a junction with positively doped (p-type) material, with extra holes in the band otherwise filled with valence electrons. When a photon with energy matching the band gap strikes the semiconductor, it is absorbed by an electron, which jumps to the conduction band, leaving a hole.

•
Both electron and hole migrate in the junction’s electric field, but in opposite directions. If the solar cell is connected to an external circuit, an electric current is generated. If the circuit is open, then an electrical potential or voltage is built up across the electrodes.

•
Photons with less energy than the band gap slip right through without being absorbed, while photons with energy higher than the band gap are absorbed, but their excess energy is wasted, and dissipated as heat. The maximum efficiency that a solar cell made from a single material can theoretically achieve is about 30 percent, but Management believes that in practice, the best achievable is about 25 percent.

•
It is possible to improve on the efficiency by stacking materials with different band gaps together in multi-junction cells. Stacking dozens of different layers together can increase efficiency theoretically to greater than 70 percent. But this results in technical problems such as strain damages to the crystal layers. The most efficient multi-junction solar cell is one that has three layers: gallium indium phosphide/gallium arsenide/germanium (GaInP/GaAs/Ge) made by the National Center for Photovoltaics in the US, which achieved an efficiency of 34 percent in 2001.

•
Recently, entirely new possibilities for improving the efficiency of photovoltaics based on quantum dot technology have opened up. Quantum dots have quantum optical properties that are absent in the bulk material due to the confinement of electron-hole pairs (called excitons) on the particle.

•
The first advantage of quantum dots is their tunable bandgap. It means that the wavelength at which they will absorb or emit radiation can be adjusted at will: the larger the size, the longer the wavelength of light absorbed and emitted.  The greater the bandgap of a solar cell semiconductor, the more energetic the photons absorbed, and the greater the output voltage.

•
On the other hand, a lower bandgap results in the capture of more photons including those in the red end of the solar spectrum, resulting in a higher output of current but at a lower output voltage. Thus, there is an optimum bandgap that corresponds to the highest possible solar-electric energy conversion, and this can also be achieved by using a mixture of quantum dots of different sizes for harvesting the maximum proportion of the incident light.

•
Another advantage of quantum dots is that in contrast to traditional semiconductor materials that are crystalline or rigid, quantum dots can be molded into a variety of different form, in sheets or three-dimensional arrays. They can easily be combined with organic polymers, dyes, or made into porous films In the colloidal form suspended in solution, they can be processed to create junctions on inexpensive substrates such as plastics, glass or metal sheets.

•
When quantum dots are formed into an ordered three-dimensional array, there will be strong electronic coupling between them so that excitons will have a longer life, facilitating the collection and transport of ‘hot carriers’ to generate electricity at high voltage. In addition, such an array makes it possible to generate multiple excitons from the absorption of a single photon.

•
Quantum dots are offering the possibilities for improving the efficiency of solar cells in at least two respects, by extending the band gap of solar cells for harvesting more of the light in the solar spectrum, and by generating more charges from a single photon.

•
Infrared photovoltaic cells – which transform infrared light into electricity - are attracting much attention, as nearly half of the approximately 1000W/m2 of the intensity of sunlight is within the invisible infrared region. So it is possible to use the visible half for direct lighting while harvesting the invisible for generating electricity.

•
Photovoltaic cells that respond to infrared – ‘thermovoltaics’ - can even capture radiation from a fuel-fire emitter; and co-generation of electricity and heat are said to be quiet, reliable, clean and efficient. A 1 cm2 silicon cell in direct sunlight will generate about 0.01W, but an efficient infrared photovoltaic cell of equal size can produce theoretically 1W in a fuel-fired system.

•
One development that has made infrared photovoltaics attractive is the availability of light-sensitive conjugated polymers - polymers with alternating single and double carbon-carbon (sometimes carbon-nitrogen) bonds. It was discovered in the 1970s that chemical doping of conjugated polymers increased electronic conductivity several orders of magnitude. Since then, electronically conducting materials based on conjugated polymers have found many applications including sensors, light-emitting diodes, and solar cells.

•	Conjugated polymers provide ease of processing, low cost, physical flexibility and large area coverage. They now work reasonably well within the visible spectrum.

•
Researchers led by Arthur Nozik at the National Renewable Energy Laboratory Golden, Colorado in the United States have demonstrated that the absorption of a single photon by their quantum dots yielded - not one exciton as is usually the case, but three of them.

•
The formation of multiple excitons per absorbed photon happens when the energy of the photon absorbed is far greater than the semiconductor band gap. This phenomenon does not readily occur in bulk semiconductors where the excess energy simply dissipates away as heat before it can cause other electron-hole pairs to form.

•
In semi-conducting quantum dots, the rate of energy dissipation is significantly reduced, and the charge carriers are confined within a minute volume, thereby increasing their interactions and enhancing the probability for multiple excitons to form.

Solterra’s Quantum Dot Solar Cell Architecture

•
Although there are many different nanotechnological approaches to developing solar cells, the general idea is the same for all. When light hits an atom in a semiconductor which in our case is the quantum dot tetrapod, those photons of light with lots of energy can push an electron out of its nice stable orbital around the atom. The electron is then free to move from atom to atom, like the electrons in a piece of metal when it conducts electricity.

•
Using nano-size bits of semiconductor, again in our case quantum dots, embedded in a conductive plastic maximizes the chance that an electron can escape the nanoparticle and reach the conductive plastic before it is "trapped" by another atom that has also been stripped of an electron. Once in the plastic, the electron can travel through wires connecting the solar cell to your electronic device.  It can then wander back to the nanocrystal to join an atom that has a positive charge.

•
As stated above, quantum dots improve the efficiency of solar cells in at least two respects, by extending the band gap of solar cells for harvesting more of the light in the solar spectrum, and by generating more charges from a single photon. “We have shown that solar cells based on quantum dots theoretically could convert more than 65 percent of the sun’s energy into electricity, approximately doubling the efficiency of solar cells”, said Arthur Nozik at the National Renewable Energy Laboratory led by Arthur Nozik.

•
This technology is also applicable to other thin-film devices--where it offers a potential four-fold increase in power-to-weight ratio over the state of the art. Intermediate-band gap solar cells require that quantum dots be sandwiched in an intrinsic region between the photovoltaic solar cells ordinary p- and n-type regions. The quantum dots form the intermediate band of discrete states that allow sub-band gap energies to be absorbed. However, when the current is extracted, it is limited by the bandgap, not the individual photon energies. The energy states of the quantum dot can be controlled by controlling the size of the dot.

•
Solterra’s high quality tetrapod quantum dots provide access to quantum effects that provide for greater power generation potential, and therefore greater efficiency per cell area and thus lower cost per watt produced. Prior research has shown that four-legged quantum dots are many times more efficient at converting sunlight into electricity than regular quantum dots.

Solterra’s manufacturing design relies on state-of-the-art but widely available high volume silkscreen and inkjet printing technologies. Solterra’s cell ingredients will be formulated into an ink medium compatible with such equipment. Solterra has negotiated a contractual funded optimization effort with Dr. Ghassan Jabbour, our Chief Science Officer, and Arizona State Universities Macro Technology Works in order to support this effort.

The solar power industry:

Today’s top ten solar cell manufactures are all manufacturing silicon based solar cells. Since the complex and relatively high cost of dicing and polishing pure silicon will never be a trivial task, it is unlikely we will see a significant drop in cost. The solar photovoltaic industry is divided into three generations of technology. The first generation technology PV products account for over 86% of the total market. This segment of the industry is made up of numerous large players including Sharp, and Sanyo.

Three Generations of Photovoltaic Technology

1.
The first generation photovoltaic, consists of a large-area, single layer p-n junction diode, which is capable of generating usable electrical energy from light sources with the wavelengths of solar light. These cells are typically made using silicon wafer. First generation photovoltaic cells (also known as silicon wafer-based solar cells) are the dominant technology in the commercial production of solar cells, accounting for more than 86% of the solar cell market.

2.
The second generation of photovoltaic materials is based on the use of thin-film deposits of semiconductors. These devices were initially designed to be high-efficiency, multiple junction photovoltaic cells. Later, the advantage of using a thin-film of material was noted, reducing the mass of material required for cell design.

3.
Solterra is poised to be one of the front runners in large scale commercialization of third generation photovoltaic. Third generation photovoltaics are very different from the other two, broadly defined as semiconductor devices which do not rely on a traditional p-n junction to separate photo generated charge carriers. These new devices include photo electrochemical cells, Polymer solar cells, and nanocrystal solar cells.

Photovoltaics are a compelling long-term investment, and even at today's high prices, management believes that photovoltaic manufacturers are selling solar panels as fast as they can be produced.

The installed base of photovoltaics world wide is only slightly more than 10 gigawatts (12.6 GW is the electrical power generated by the Itaipu Dam, the world's largest hydroelectric power plant) out of 15 Terawatts (terawatt is 1012 watts) that is used worldwide. The main reason there is a shortage of production capacity is that photovoltaics are manufactured using polysilicon, the same semi-conductor substrate used for integrated circuits. For years, the photovoltaic manufacturers have bought their polysilicon from manufacturers who primarily produced this product for the computer industry. But in 2005, photovoltaic manufacturing output rose to over 1.6 gigawatts, and for the first time, the solar energy industry was competing with the computer industry to buy polysilicon. Photovoltaic panels consumed about one-third of the 30,000 tons of polysilicon produced worldwide in 2005, about 10,000 tons. There has been a worldwide shortage of polysilicon, which lead to a significant increase in the price.

Competitive Strengths

We believe that Solterra’s licensed technology provides us with a number of competitive strengths that position us to become a leader in the solar energy industry and compete in the broader electric power industry:

 Cost-per-Watt advantage. Our proprietary thin film technology should allow us to achieve an average manufacturing cost per watt less than $1.30 and position Solterra’s cells as one of the lowest priced in the world and significantly less than the per watt manufacturing cost of crystalline silicon solar modules.

Continuous and scalable production process. We will manufacture our solar cells on high-throughput production lines that complete all manufacturing steps, from semiconductor printing to final assembly and testing, in an automated, proprietary, continuous process.

Replicable production facilities. We will use a systematic replication process to build new production lines with operating metrics that are comparable to the performance of best of bread production lines. By expanding production, we believe we can take advantage of economies of scale, accelerate development cycles and leverage our operations, enabling further reductions in the manufacturing cost per watt of our solar cells.

Stable supply of raw materials.   We will not be constrained by shortages of semiconductor material, as we will be positioned to produce our own quantum dot materials.

Pre-sold capacity through Long Term Supply Contracts. We intend to pursue Long Term Supply Contracts which, if successfully entered into, would provide us with predictable net sales and enable us to realize economies of scale from capacity expansions quickly. By pre-selling the solar cells to be produced on future production lines, we expect to minimize the customer demand risk of our expansion plans.

Favorable system performance. Under real-world conditions, including variation in ambient temperature and intensity of sunlight, we believe systems incorporating our solar cells will generate more kilowatt hours of electricity per watt of rated power than systems incorporating crystalline silicon solar modules, increasing our end-users’ return on investment.

Solterra solar cells successfully blend the needs for efficiency, low cost, and time to recoup investment. Furthermore, the solar panels will be easy to install due to their flexibility and low weight.

Market Opportunity

Global demand for electricity is expected to increase from 14.8 trillion kilowatt hours in 2003 to 27.1 trillion kilowatt hours in 2025, according to the Energy Information Administration. However, supply constraints, rising prices, dependence on foreign countries for fuel feedstock and environmental concerns could limit the ability of many conventional sources of electricity to supply the rapidly expanding global demand. These challenges create a growth opportunity for the renewable energy industry, including solar energy. According to the Department of Energy, solar energy is the only source of renewable power with a large enough resource base to supply a significant percentage of the world’s electricity needs.  Worldwide, annual installations by the photovoltaic industry grew from 0.4GW in 2002 to 1.7GW in 2006, representing an average annual growth rate of over 42%. In 2006, the cumulative installed capacity of solar modules worldwide reached just below 7GW.

Target Market Segment Strategy

Strategies

Our goal is to create a sustainable market for our solar modules by utilizing our proprietary thin film semiconductor technology to develop a solar electricity solution that, by 2011, competes on a non-subsidized basis with the price of retail electricity in key markets in North America, Europe, the Middle East and Asia. We intend to pursue the following strategies to attain this goal:

Penetrate key markets rapidly. We expect to be a fully-integrated solar cell manufacturer. To the extent that our finances will permit in the future, we intend to place production lines in strategic locations over the course of many years across the globe which will enable us to diversify our customer base, gain market share in key solar cell markets and reduce our dependence on any individual country’s subsidy programs.

Further reduce manufacturing cost. We will deploy continuous improvement systems and tools to increase the throughput of all of our production lines and the efficiency of our workforce and to reduce our capital intensity and raw material requirements. In addition, as we expand production, we believe we can absorb fixed costs over higher production volumes, reduce fixed costs by manufacturing in low-cost regions such as Malaysia, negotiate volume-based discounts on certain raw material and equipment purchases and gain production and operational experience that translates into improved process and product performance.

Increase sellable Watts per module. We will constantly be driving several programs designed to increase the number of sellable watts per solar module, which is driven primarily by conversion efficiency.

Enter the mainstream market for electricity. We believe that our ability to enter the non-subsidized, mainstream market for electricity will require system development and optimization, new system financing options and the development of new market channels. As part of these activities, we anticipate developing other quantum dot renewable energy solutions beyond the solar cell that we plan to offer in select market segments.

The grid-tied Photovoltaic market is of importance because it is the fastest growing segment for Photovoltaics. Many of the early niche markets for solar were off-grid solutions such as emergency phone boxes, sail boats, and, of course, outer space. However, now that the price for Photovoltaic solar has dropped and can compete effectively with additional electric power sources (especially when energy rebates are considered), the grid-tied Photovoltaic systems has become the largest growing segment.  An appealing aspect of the potential large projects is that a large project can represent the sales volume in one transaction that might require hundreds of individual transactions for residential Photovoltaic solar applications and successfully obtaining these contracts can help us obtain other customer contracts. In addition, the lifetime requirements for some custom large projects may not be as stringent as for the regulated residential electricity market.

GROWTH OPPORTUNITIES

In North America, where we use far more oil than anywhere else on Earth, the vast majority (71%) of electrical power generation is entirely dependent on fossil fuels - coal (52%), gas (16%), and oil (3%). The world's natural gas is running out along with the oil, and the coal supply is not unlimited either. Nuclear energy contributes only one-fifth to the US power network, and 7% of power is hydroelectric. Only 2% of US electricity production is from renewable sources. As we continue to burning up the world's dwindling fossil energy sources at a terrifying rate, we simultaneously unleash catastrophic damage to the natural environment.

Production of photovoltaics (PV) jumped to 3,800 megawatts worldwide in 2007, up an estimated 50 percent over 2006. At the end of the year, according to preliminary data, cumulative global production stood at 12,400 megawatts, enough to power 2.4 million U.S. homes. Growing by an impressive average of 48 percent each year since 2002, PV production has been doubling every two years, making it the world’s fastest-growing energy source.

Photovoltaics, which directly convert sunlight into electricity, include both traditional, polysilicon-based solar cell technologies and new thin-film technologies. Thin-film manufacturing involves depositing extremely thin layers of photosensitive materials on glass, metal, or plastics. While the most common material currently used is amorphous silicon, the newest technologies use non-silicon-based materials such as cadmium telluride.

            A key force driving the advancement of thin-film technologies is a polysilicon shortage that began in April 2004. In 2006, for the first time, more than half of polysilicon production went into PVs instead of computer chips. While thin films are not as efficient at converting sunlight to electricity, they currently cost less and their physical flexibility makes them more versatile than traditional solar cells. Led by the United States, thin film grew from four percent of the market in 2003 to seven percent in 2006. Polysilicon supply is expected to match demand by 2010, but not before thin film obtains an estimate 20 percent of the market.

Government Support

           Thanks to the recent passage of Federal legislation. H.R. 1424, the Emergency Economic Stabilization Act of 2008, provides an eight-year extension of solar energy tax incentives, thereby assuring industry stability in the US. The Solar Electric Power Association expects the renewable energy bill will create more than 440,000 jobs and generate at least $325 billion in private investment. It is also expected that solar will grow despite the economic downturn, as most U.S. states are mandating increased use of renewable energy. By passing this important piece of legislation, Congress is encouraging the growth of renewable energy and the technology companies across the country, that support it, this bill will have a positive impact not only on Solterra and the industry, but the environment as well. One of if not the single most significant economic factor driving adoption of solar utility initiatives is the prospect of carbon use surcharges. As coal, gas, and oil usage are taxed to help prevent pollution and stimulate use of renewable energy sources, solar energy becomes more attractive to the utility grid electricity providers and ordinary households. The environmental impact of energy use choices promises to be an ongoing factor in energy grid supply.

SALES AND MARKETING

Out of the top 45 major solar module manufacturers, only about half manufacture their own solar cells. The remaining half is purchasing their cells from third party suppliers. We believe Solterra’s solar cells will have a high probability of being an attractive alternative for these established manufacturers. Our initial sales strategy for both quantum dots and solar cells will be to develop and execute a value added resellers channel strategy. We also intend to utilize our Chief Executive Officer’s controls in reaching into the Middle East markets in order to gain access to large grid tied renewable energy initiatives that are currently underway in these emerging markets. We intend to hire sales and marketing personnel as needed and attend applicable trade shows.

COMPETITION

Some of the largest and well financed enterprises in the solar manufacturing market do not have very much manufacturing capacity. Management believes that these companies have been waiting to see what technologies are the most efficient. As market trials begin to be successful, it is certain that there will be a significant number of acquisition and merger activities as companies move to achieve strategic advantage in the growing solar markets.

Adoption of solar energy has a simple market driving force. If people do not adopt solar energy, the planet will become unfit for human habitation. The fossil fuels are warming the planet at an increasing rate that makes life unsustainable if something does not change.

As stated above, there are 45 major solar module manufacturers, but only half manufacture their own solar cells. The remaining half is purchasing their cells from third party suppliers.  We believe Solterra’s solar cells will have a high probability of being an attractive alternative for these established value added resellers.

The manufacture of photovoltaic cells has expanded dramatically in recent years. Photovoltaic production has also been doubling every two years, increasing by an average of 48% each year since 2002, making it a fast growing energy technology.

A German company Q-Cells is the market leader in productions, but Sharp Electronics is the leader by far in manufacturing capacity. Japanese producers account for 26% of global solar equipment production. Chinese manufacturers raised their share from 20% in 2006 to 35% in 2007.

            Sharp is a market leader in production, based on its low cost manufacturing capacity and broad distribution reach to commercial and consumer markets which are expected to develop rapidly now that thin film batteries and electric vehicles make solar energy attractive.

Worldwide, solar currently provides less than one percent of electricity demand but is projected to supply 26% of the worlds consumption by 2040. This industrial transition is expected to occur as solar generated electricity becomes cost effective throughout the United States and much of the world. Competition for sources of energies and the sale thereof is intense. Most companies have far greater experience and resources than our company. Fortunately, Management believes that the size and more importantly the ever increasing demand for cheap clean energy can provide consistent long term demand for low cost high efficiency solar cells which is the market that we intend to compete.

EMPLOYEES

As of November 10, 2008, Solterra had three full-time employees and two part-time employees. We anticipate that we will hire additional key staff  in 2009 in areas of Chief Operating Officer, Chief Financial Officer, Vice President Sales and Marketing; research and development, administration/accounting, business development, operations and sales/marketing.

License Agreement with Rice University

On August 20, 2008, Solterra entered into a License Agreement with Rice University. Rice is the owner of certain inventions and patent applications, know-how and rights pertaining to the synthesis of uniform nanoparticle shapes with high selectivity.  Solterra obtained the exclusive rights to license, develop, manufacture, market and exploit Rice’s inventions, patent applications and any issued patents for the manufacture and sale of photovoltaic cells and the manufacture and sale of quantum dots for electronic and medical applications. With respect to Rice’s patent applications, Rice made a provisional filing for an invention disclosure titled “synthesis of uniform nanoparticle shapes with high selectivity” with the United States Patent and Trademark Office on April 13, 2007 and a subsequent utility filing on April 11, 2008 under the Patent Cooperation Treaty (“PCT”). PCT enables the U.S. applicant to file one application, "an international application," in a standardized format in English in the U.S. Receiving Office (the U.S. Patent and Trademark Office), and have that application acknowledged as a regular national or regional filing in any State or region that is party to the PCT. Dr. Michael Wong who has been nominated and appointed to become a director of our company is the inventor of Rice’s patent application licensed by Solterra.

Our agreement with Rice required the payment of $40,000 to Rice, which payment was recently made, and for us to acquire $5,000,000 in initial funding, including $1,500,000 by November 4, 2008 and an additional $3,500,000 by January 30, 2009. Our agreement with Rice also requires many milestones to be accomplished over the next several years utilizing our best efforts, including, without limitation, the following:

•
Licensee shall file three patent applications related to thin-film quantum dot (QD) solar cell technology by December 31, 2008, and three additional patent applications related to thin-film QD solar cells or printed electronics in general by December 31, 2009.

•	Licensee shall fund $80,000 (eighty thousand dollars) (in direct costs) of sponsored research with Professor Michael Wong by October 31, 2008.

•	Following the successful completion of the sponsored research goals with Michael Wong, Licensee shall demonstrate the scalability of the quantum dot production technology by May 31, 2009.

•	Licensee shall establish a QD production pilot plant capable of producing 1000g/week by December 31, 2009.

•	Licensee shall start up a full scale QD production plant by December 31, 2010.

•
Licensee shall demonstrate a working model of a thin film quantum dot solar cell product using Rice Intellectual Property by July 31, 2009. This working model shall achieve 6% efficiency at a manufactured cell cost of <$1.50/Watt, and have a consumer warranty regarding product lifetime performance comparable to existing photovoltaics.

•	Licensee shall have received an additional investment commitment of at least $15 (fifteen) million dollars by January 31, 2010.

•	Licensee shall bring a 10MW capacity solar cell pilot production line on-stream by May 31, 2010.

•	Licensee shall offer for sale solar cells incorporating a Rice Licensed Product on or before June 30, 2010.

•	Licensee shall bring a 100 Megawatt volume production facility for solar cells on stream by December 31, 2011.

•	Licensee shall offer for sale quantum dots manufactured with Rice Patents for electronic or medical applications on or before December 31, 2009.

Rice is entitled to receive during the term of the License Agreement certain royalties under the License Agreement of adjusted gross sales (as defined) ranging from 2% to 4% for photovoltaic cells and 7.5% of adjusted gross sales for quantum dots sold in electronic and medical applications. Minimum royalties payable under the License Agreement include $129,400 due August 1, 2010, $473,250 due August 1, 2011, $1,746,000 due August 1, 2012 and $3,738,000 due August 1, 2013 and each August 1 of every year thereafter, subject to adjustments for changes in the consumer pricing index. In the event of a Liquidity Event (as defined), Rice is entitled to receive from Licensee a fee of $750,000 within five business days of the Liquidity Event. The term of the License Agreement is to expire on the expiration date of Rice’s rights in its intellectual property and the Licensee’s rights are worldwide.

Agreement with Arizona State University

Solterra has a one year agreement with Arizona State University (“ASU”) pursuant to which ASU at a cost of $835,000 will assist Solterra in scaling up or optimizing the solar cells so that they can be printed. ASU has agreed to provide the services of Ghassan Jabbour of the ASU School of Materials and Flexible Display Center as project director for this work. Separately, Mr. Jabbour has also agreed to serve as our Chief Science Officer and is an employee of Solterra.

Annual Reports to Security Holders

We intend annually to make available to each of our shareholders, copies of our annual report on Form 10-K, which will include audited financial statements. We intend to comply with the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as a “Smaller Reporting Company.”

Reports to Security Holders

We intend to file all required reports due under the Exchange Act with the Securities and Exchange Commission. Such reports include annual reports, quarterly reports, Form 8-K /A and other information we are required to file pursuant to securities laws. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC which is http://www.sec.gov.

Item 1A.	Risk Factors.

An investment in our securities involves a high degree of risk. In determining whether to purchase our securities, you should carefully consider all of the material risks described below, together with the other information contained in this current report before making a decision to purchase our securities. You should only purchase our securities if you can afford to suffer the loss of your entire investment.  In addition to the other information included in this Form 8-K, the following factors should be carefully considered in evaluating our business, financial position and future prospects. Any of the following risks, either alone or taken together, could materially and adversely affect our business, financial position or future prospects. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we have projected. There may be additional risks that we do not presently know or that we currently believe are immaterial which could also materially adversely affect our business, financial position or future prospects.

RISKS ASSOCIATED WITH INVESTING IN OUR COMPANY

Our business, operations and financial condition are subject to various risks. Some of these risks are described below and you should take these risks into account in making a decision to invest in our common stock. If any of the following risks actually occurs, we may not be able to conduct our business as currently planned and our financial condition and operating results could be seriously harmed. In that case, the market price of our common stock could decline and you could lose all or part of your investment in our common stock.

Our intended business is based solely on rights granted to Solterra pursuant to a license agreement with William Marsh Rice University.

Pursuant to an agreement dated August 20, 2008, we entered into an exclusive license agreement (the “License”) with Rice University to use, develop, manufacture, market and exploit certain inventions, patent applications and issued patents of licensor with respect to the manufacture and sale of photovoltaic cells and the manufacture and sale of quantum dots for electronic and medical applications. Our license agreement with Rice University requires us to meet certain obligations, conditions and to make certain royalty and other payments during the term of the license agreement. Any default under the terms of our license agreement, which if not cured or waived by Rice University, could result in the loss of our exclusive license agreement and the right to manufacture and sell our intended products. The loss of our exclusive license agreement with Rice University would have a material adverse affect on our operations and investors could lose their entire investment.

We have a limited operating history and limited historical financial information upon which you may evaluate our performance.

We are in our early stages of development and face risks associated with a new company in a growth industry. We may not successfully address these risks and uncertainties or successfully implement our operating strategies. If we fail to do so, it could materially harm our business to the point of having to cease operations and could impair the value of our common stock to the point investors may lose their entire investment. Even if we accomplish these objectives, we may not generate positive cash flows or the profits we anticipate in the future.

We are a development stage company and it may be difficult to evaluate our business prospects due to rapidly changing market landscape.

Solterra is a development stage company formed in May 2008 in order to commercialize low cost Quantum Dot production and low cost highly efficient Solar Panels incorporating Quantum Dots and Thin Film Technology pursuant to an exclusive license agreement with William Marsh Rice University. We have limited historical information about our company on which you can base an evaluation of our business and prospects. As a development stage company, we are subject to all the risks involved in a start-up business. We can provide no assurances that our operations will be profitable in the future.

The solar power market is rapidly evolving and is experiencing technological advances and new market entrants. Our future success will require us to scale our manufacturing capacity significantly; even though our business model, technologies and processes are unproven at significant scale. We are in the early stages of final product development, and we have limited experience upon which to predict whether it will be successful. As a result, you should consider our business and prospects in light of the risks, expenses and challenges that we will face as a development stage company seeking to develop and manufacture new products in a growing and rapidly evolving market.  We expect to continue to make significant capital expenditures and anticipate that our expenses will increase as we seek to:

•	establish our manufacturing operations, initially domestically or potentially internationally at a future date;

•	develop our distribution network;

•	continue to research and develop our products and manufacturing technologies;

•	implement internal systems and infrastructure to support our growth; and

•	hire additional personnel.

We do not know whether our revenues will grow at all or grow rapidly enough to absorb these costs, and our limited operating history makes it difficult to assess the extent of these expenses or their impact on our operating results.

We will need to raise significant additional capital in order to continue to grow our business and fund our operations which subjects us to the risk that we may be unable to grow our business and fund our operations as planned.

 While we are effectuating our business strategy, we expect to operate on a negative cash flow basis. We can provide no assurance that our current funds will be sufficient to fund operations over an extended period of time. Moreover, our business plans are based upon the need to raise an additional $3,500,000 by January 15, 2009 and we may need significant additional financing over the next 24 months to become operational and to support our intended operations and plans for expansion and growth. As such, we can provide no assurances that we will be able to successfully raise additional financing as needed, on terms satisfactory to us, if at all. Any additional financing will also likely cause substantial dilution to our stockholders. Further, certain existing shareholders (the “Obligors”) have executed a promissory note to pay us $3,500,000 in cash or, with our consent, through the cancellation of up to 12,000,000 shares of our common stock. We can provide no assurances that the Obligors will pay us $3,500,000 in cash under the terms of the Note. Our License Agreement with Rice requires us to utilize our best efforts to raise approximately $15,000,000 by January 2010 in additional financing above and beyond our initial funding. We can provide no assurances that these funds will be obtained on satisfactory terms to us, if at all.

Our future success depends on our ability to develop our manufacturing capacity. If we are unable to achieve our capacity expansion goals, it would limit our growth potential and impair our operating results and financial condition.

We can provide no assurance that we will be successful in establishing production facilities or, once established, that we will attain the expected manufacturing capacity or financial results. Our ability to complete the planning, construction and equipping of manufacturing facilities is subject to significant risk and uncertainty, including:

•
we will need to raise significant additional capital in order to finance the costs of constructing and equipping of large scale manufacturing facilities, which we may be unable to do so on reasonable terms or at all, and which could be dilutive to our existing stockholders;

•
the build-out of any facilities will be subject to the risks inherent in the development of a manufacturing facility, including risks of delays and cost overruns as a result of a number of factors, many of which may be out of our control, such as delays in government approvals, burdensome permit conditions and delays in the delivery of manufacturing equipment from numerous suppliers; and

•
we may be required to depend on third parties or strategic partnerships that we establish in the development and operation of additional production capacity, which may subject us to risks that such third parties do not fulfill their obligations to us under our arrangements with them.

If we are unable to develop and successfully operate manufacturing facilities, or if we encounter any of the risks described above, we may be unable to scale our business to the extent necessary to improve results of operations and achieve profitability. Moreover, there can be no assurance that if we do expand our manufacturing capacity that we will be able to generate customer demand for our solar power products at these production levels or that we will increase our revenues or achieve profitability.

We may be unable to effectively manage the expansion of our operations.

We expect to expand our business significantly in order to satisfy demand for our quantum dots and solar power products and obtain market share. To manage the development and expansion of our operations, we will be required to improve our operational and financial systems, procedures and controls and expand, train and manage a larger employee base. Our management will also be required to maintain and expand our relationships with distribution partners, suppliers and other third parties and attract new distribution partners and suppliers. In addition, our current and planned operations, personnel, systems and internal procedures and controls might be inadequate to support our future growth. If we cannot manage our growth effectively, we may be unable to take advantage of market opportunities, execute our business strategies or respond to competitive pressures, and our business and results of operations could be harmed.

There are significant risks associated with the completion of development and facilities which may cause budget overruns or delays in completion of the projects.

Construction, equipment or staffing problems or difficulties in obtaining all of the requisite licenses, permits or authorizations from regulatory authorities could delay or prevent the construction or opening or otherwise affect our development and manufacturing facilities. Failure to complete our manufacturing facilities within budget or on schedule may have a significant negative effect on our financial condition and results of operations.

Any damage to or breakdown of our manufacturing equipment at a time when we are manufacturing commercial quantities of our products may have a material adverse impact on our business. For example, a supplier’s failure to supply this equipment in a timely manner, with adequate quality and on terms acceptable to us, could delay our manufacturing capacity expansion and otherwise disrupt our production schedule or increase our costs of production.  If we fail to develop successfully our new solar power products or technologies, we will likely be unable to recover the costs we have incurred to develop these products and technologies and may be unable to increase our revenues and to become profitable. Some of our new product and manufacturing technologies are unproven at commercial scale and represent a departure from conventional solar power technologies, and it is difficult to predict whether we will be successful in completing their development. In addition, we intend to invest significantly in developing state of the art manufacturing processes designed to reduce our total costs of production. If our development efforts regarding new manufacturing processes are not successful, and we are unable to increase the efficiency and decrease the costs of our intended manufacturing process, we may not be able to reduce the price of our products, which might prevent our products from gaining wide acceptance, and our gross margins may be negatively impacted.

Our solar power products may not gain market acceptance, which would prevent us from achieving increased revenues and market share.

The development of a successful market for our solar power products may be adversely affected by a number of factors, many of which are beyond our control, including:

•	our failure to produce solar power products that compete favorably against other solar power products on the basis of cost, quality and performance;
•
our failure to produce solar power products that compete favorably against conventional energy sources and alternative distributed generation technologies, such as wind and biomass, on the basis of cost, quality and performance;

•	whether or not customers will accept our new technology; and
•	our failure to develop and maintain successful relationships with distributors, systems integrators, project developers and other resellers, as well as strategic partners.

If our solar power products fail to gain market acceptance, we would be unable to increase our revenues and market share and to achieve and sustain profitability.

Technological changes in the solar power industry could render our solar power products uncompetitive or obsolete, which could reduce our market share and cause our revenues to decline.

The solar power market is characterized by continually changing technology requiring improved features, such as increased efficiency, higher power output and lower price. Our failure to further refine our technology and develop and introduce new solar power products could cause our products to become uncompetitive or obsolete, which could reduce our market share and cause our revenues to decline. The solar power industry is rapidly evolving and competitive. We will need to invest significant financial resources in research and development to keep pace with technological advances in the solar power industry and to effectively compete in the future. A variety of competing solar power technologies are under development by other companies that could result in lower manufacturing costs or higher product performance than those expected for our solar power products. Our development efforts may be rendered obsolete by the technological advances of others, and other technologies may prove more advantageous for the commercialization of solar power products.

Our ability to develop market share and revenues depends on our ability to successfully grow our distribution relationships and distribution channels.

If we are unable to develop successfully our distribution relationships and distribution channels, our revenues and future prospects will be materially harmed. As we seek to grow our revenues by entering new markets in which we have little experience selling our products, our ability to increase market share and revenues will depend substantially on our ability to expand our distribution channels by identifying, developing and maintaining relationships with resellers. We may be unable to enter into relationships with resellers in the markets we target or on terms and conditions favorable to us, which could prevent us from entering these markets or entering these markets in accordance with our plans. Our ability to enter into and maintain relationships with resellers will be influenced by the relationships between these resellers and our competitors, market acceptance of our products and our low brand recognition as a new entrant.

We face risks associated with the marketing, distribution and sale of our solar power products and if we are unable to effectively manage these risks, it could impair our ability to develop expand our business.

Significant management attention and financial resources will be required to develop successfully our sales channels. In addition, the marketing, distribution and sale of our solar power products outside the United States expose us to a number of markets in which we have limited experience. If we are unable to manage effectively these risks, it could impair our ability to grow our business abroad. These risks include:

•	difficult and expensive compliance with the commercial and legal requirements;
•
encountering trade barriers such as export requirements, tariffs, taxes and other restrictions and expenses, which could affect the competitive pricing of our solar power products and reduce our market share in some countries;

•	unavailability of government grants from foreign sources, or for government grants that have been approved, risk of forfeiture or repayment in whole or in part:
•	fluctuations in currency exchange rates relative to the U.S. dollar;
•	limitations on dividends or restrictions against repatriation of earnings;
•	difficulty in recruiting and retaining individuals skilled in international business operations; and
•	increased costs associated with maintaining international marketing efforts.

Problems with product quality or product performance may cause us to incur warranty expenses and may damage our market reputation and prevent us from achieving increased sales and market share.

Consistent with standard practice in the solar industry, the duration of our product warranties is lengthy. Our standard product warranty is expected to include a five-year warranty period for defects in material and workmanship and a 20-year warranty period for declines in power performance beyond specified levels. We believe our warranty periods are consistent with industry practice. Due to the long warranty period, we bear the risk of extensive warranty claims long after we have shipped product and recognized revenues. The possibility of future product failures could cause us to incur substantial expenses to repair or replace defective products. Furthermore, widespread product failures may damage our market reputation and reduce our market share and cause sales to decline.

Our success in the future may depend on our ability to establish and maintain strategic alliances, and any failure on our part to establish and maintain such relationships could adversely affect our market penetration and revenue growth.

Our ability to establish strategic relationships will depend on a number of factors, many of which are outside our control, such as the competitive position of our technology and our products relative to our competitors. We can provide no assurance that we will be able to establish new strategic relationships in the future. In addition, strategic alliances that we may establish, will subject us to a number of risks, including risks associated with sharing proprietary information, loss of control of operations that are material to our business and profit-sharing arrangements. Moreover, strategic alliances may be expensive to implement, require us to issue additional shares of our common stock and subject us to the risk that the third party will not perform its obligations under the relationship, which may subject us to losses over which we have no control or expensive termination arrangements. As a result, even if our strategic alliances with third parties are successful, our business may be adversely affected by a number of factors that are outside of our control.

The success of our business depends on the continuing contributions of our key personnel and our ability to attract and retain new qualified employees in a competitive labor market.

 Our future success depends to a significant degree on the skills, experience and efforts of our executive officers, namely, Stephen Squires and Ghassan E. Jabbour, SPIE, Fellow. The loss of the services of either of these individuals could harm our business. While we currently do not have employment agreements with these individuals, we expect to enter into employment contracts with them in the near future.  We have not obtained life insurance on any key executive officers. If any executive officer left us or were seriously injured and become unable to work, our business could be harmed.

The reduction or elimination of government subsidies and economic incentives for solar technology could cause our revenues to decline.

We believe that the growth of the majority of our target markets, depends on the availability and size of government subsidies and economic incentives for solar technology. Today, the cost of solar power substantially exceeds the cost of power furnished by the electric utility grid. As a result, federal, state and local governmental bodies in many countries, most notably the United States, Japan and Germany, have provided subsidies in the form of cost reductions, tax incentives and other incentives to end users, distributors, systems integrators, other resellers and manufacturers of solar power products to promote the use of solar energy and to reduce dependency on other forms of energy. In the future, these government subsidies and economic incentives could be reduced or eliminated altogether. For example, German subsidies decline at a rate of 5.0% to 6.5% per year (based on the type and size of the PV system) and the German Federal Ministry for the Environment recently announced a gradual increase of two percentage points from 2010 through 2011 and three percentage points in 2012 in the rate at which German subsidies decline. In addition, the Emerging Renewables Program in California has finite funds that may not last through the current program period. California subsidies have declined in the past and will continue to decline as cumulative installations exceed stated thresholds. Net metering policies in California, which currently only require each investor owned utility to provide net metering up to 2.5% of its aggregate customer peak demand, could also limit the amount of solar power installed within California. Further, the 30% investment tax credit for solar energy manufacturers provided in the Energy Policy Act of 2005 is set to expire after 2008 if not extended by the United States federal government. The reduction or elimination of government subsidies and economic incentives would likely reduce the size of these markets and/or result in increased price competition, which could cause our revenues to decline.

If solar power technology is not suitable for widespread adoption or sufficient demand for solar power products does not develop or takes longer to develop than we anticipate, our revenues would not significantly increase and we would be unable to achieve or sustain profitability.

The market for solar power products is emerging and rapidly evolving, and its future success is uncertain. If solar power technology proves unsuitable for widespread commercial deployment or if demand for solar power products fails to develop sufficiently, we would be unable to generate enough revenues to achieve and sustain profitability. In addition, demand for solar power products in the markets and geographic regions we target may not develop or may develop more slowly than we anticipate. Many factors will influence the widespread adoption of solar power technology and demand for solar power products, including:

•	cost-effectiveness of solar power technologies as compared with conventional and non-solar alternative energy technologies;

•	performance and reliability of solar power products as compared with conventional and non-solar alternative energy products;

•	success of alternative distributed generation technologies such as fuel cells, wind power and micro turbines;

•
fluctuations in economic and market conditions that impact the viability of conventional and non-solar alternative energy sources, such as increases or decreases in the prices of oil and other fossil fuels;

•	capital expenditures by customers that tend to decrease when the United States or global economy slows;

•	continued deregulation of the electric power industry and broader energy industry; and

•	availability of government subsidies and incentives.

We face intense competition from other companies producing solar power and other energy generation products. If we fail to compete effectively, we may be unable to increase our market share and revenues.

The solar power market is intensely competitive and rapidly evolving. Management believes that there are over 100 companies that are engaged in manufacturing photovoltaic products or have announced an intention to do so. Many of our competitors have established a market position more prominent than ours, and if we fail to attract and retain distribution partners and establish a successful distribution network for our solar power products, we may be unable to obtain anticipated sales and market share. There are a large number of companies in the world with substantially more capital and experience than us that produce solar power products, including, without limitation, BP Solar International Inc., First Solar, Inc., Kyocera Corporation, Mitsubishi, RWE Schott Solar, Inc., Sanyo Corporation, Sharp Corporation, Evergreen Solar, Solar World AG, SunPower Corporation and SunTech Power Holdings Co., Ltd. We also expect that future competition will include new entrants to the solar power market offering new technological solutions. We can provide no assurances that we will be able to successfully compete in our intended markets.

If we are unable to protect our intellectual property adequately, we could lose our competitive advantage in the solar power market.

Our ability to compete effectively against competing solar power technologies will depend, in part, on our ability to protect our current and future licensed and other proprietary technology, product designs and manufacturing processes by obtaining, maintaining, and enforcing our intellectual property rights through a combination of licenses, patents, copyrights, trademarks, and trade secrets and also through unfair competition laws. We may not be able to obtain, maintain or enforce adequately our intellectual property and may need to defend our products against infringement or misappropriation claims, either of which could result in the loss of our competitive advantage in the solar power market and materially harm our business and profitability. We face the following risks in protecting our intellectual property and in developing, manufacturing, marketing and selling our products:

• possible loss of our exclusive license with William Marsh Rice University;

 •  we cannot be certain that Rice University’s pending patent applications will result in issued patents or that the claims in any issued patents are or will be sufficiently broad to prevent others form developing or using technology similar to ours or in developing, using, manufacturing, marketing or selling products similar to ours;

 •  given the costs of obtaining patent protection, we may choose not to file patent applications for or not to maintain issued patents for certain innovations that later turn out to be important, or we may choose not to obtain foreign patent protection at all or to obtain patent protection in only some of the foreign countries, which later turn out to be important markets for us;

 •  although we intend to have a number of foreign patents and applications as well as the two held by Rice University, the laws of some foreign jurisdictions do not protect intellectual property rights to the same extent as laws in the United States, and we may encounter difficulties in protecting and defending our rights in such foreign jurisdictions;

•    third parties may design around our licensed technologies, and there is no assurance that any licensed patents and other intellectual property rights will be sufficient to deter infringement or misappropriation of our intellectual property rights by others;

• third parties may seek to challenge or invalidate any licensed patents, which can result in a narrowing of or invalidating our patents, or rendering our licensed patents unenforceable;

•     we may have to participate in proceedings such as interference, cancellation, or opposition, before the United States Patent and Trademark Office, or before foreign patent and trademark offices, with respect to our licensed patents, patent applications, trademarks or trademark applications or those of others, and these actions may result in substantial costs to us as well as a diversion of management attention;

•    although we are not currently involved in any litigation involving intellectual property rights, we may need to enforce our intellectual property rights against third parties for infringement or misappropriation or defend our intellectual property rights through lawsuits, which can result in significant costs and diversion of management resources, and we may not be successful in those lawsuits;

•     we rely on trade secret protections to protect our interests in proprietary know-how and processes for which patents are difficult to obtain or enforce; however, we may not be able to protect our trade secrets adequately; and

•    the contractual provisions on which we rely to protect our trade secrets and proprietary information, such as our confidentiality and non-disclosure agreements with our employees, consultants and other third parties, may be breached, and our trade secrets and proprietary information may be disclosed to competitors, strategic partners and the public, or others may independently develop technology equivalent to our trade secrets and proprietary information.

 Our technology and products could infringe intellectual property rights of others, which may require costly litigation and, if we are not successful, could cause us to pay substantial damages and disrupt our business.

In recent years, there has been significant litigation involving patents and other intellectual property rights in many technology-related industries. There may be patents or patent applications in the United States or other countries that are pertinent to our products or business of which we are not aware. The technology that we incorporate into and use to develop and manufacture our current and future solar power products may be subject to claims that they infringe the patents or proprietary rights of others. The success of our business will also depend on our ability to develop new technologies without infringing or misappropriating the proprietary rights of others. Third parties may allege that we infringe patents, trademarks or copyrights, or that we misappropriated trade secrets. These allegations could result in significant costs and diversion of the attention of management.

If a successful claim were brought against us and we are found to infringe a third party’s intellectual property right, we could be required to pay substantial damages, including treble damages if it is determined that we have willfully infringed such rights, or be enjoined from using the technology deemed to be infringing or using, making or selling products deemed to be infringing. If we have supplied infringing products or technology to third parties, we may be obligated to indemnify these third parties for damages they may be required to pay to the patent holder and for any losses they may sustain as a result of the infringement. In addition, we may need to attempt to license the intellectual property right from such third party or spend time and money to design around or avoid the intellectual property. Any such license may not be available on reasonable terms, or at all. Regardless of the outcome, litigation can be very costly and can divert management’s efforts. An adverse determination may subject us to significant liabilities and/or disrupt our business.

We may be unable to protect adequately or enforce our proprietary information, which may result in its unauthorized use, reduced revenues or otherwise reduce our ability to compete.

Our business and competitive position depend upon our ability to protect our licensed and other proprietary technology, including any manufacturing processes and solar power products that we develop. Despite our efforts to protect this information, unauthorized parties may attempt to obtain and use information that we regard as proprietary. Any patents issued to our licensor or us in connection with our efforts to develop new technology for solar power products may not be broad enough to protect all of the potential uses of the technology.

In addition, when we do not control the prosecution, maintenance and enforcement of certain important intellectual property, such as a technology licensed to us, the protection of the intellectual property rights may not be in our hands. If the entity that controls the intellectual property rights does not adequately protect those rights, our rights may be impaired, which may impact our ability to develop, market and commercialize the related solar power products.

Our means of protecting our proprietary rights may not be adequate, and our competitors may:

       •     independently develop substantially equivalent proprietary information, products and techniques;

       •     otherwise gain access to our proprietary information; or

       •     design around our licensed patents (if any) or other intellectual property.

We intend to pursue a policy of having our employees, consultants and advisors execute proprietary information and invention agreements when they begin working for us. However, these agreements may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure. If we fail to maintain trade secret and patent protection, our potential, future revenues may be decreased.

Licenses for technologies and intellectual property may not be available to us.

We have entered into license agreements for technologies and intellectual property rights, including quantum dots. Our license agreement is subject to terms and conditions which may limit our ability to use the licensed intellectual property under certain circumstances. For example, our quantum dot license may terminate if we materially breach the license agreement or if we abandon the construction of a manufacturing facility to exploit the licensed technology. We may need to enter into additional license agreements in the future for other technologies or intellectual property rights of third parties. Such licenses, however, may not be available to us on commercially reasonable terms or at all.

Existing regulations and changes to such regulations concerning the electrical utility industry may present technical, regulatory and economic barriers to the purchase and use of solar power products, which may significantly reduce demand for our products.

The market for electricity generation products is heavily influenced by foreign, federal, state and local government regulations and policies concerning the electric utility industry, as well as internal policies and regulations promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In the United States and in a number of other countries, these regulations and policies are being modified and may continue to be modified. Customer purchases of, or further investment in the research and development of, alternative energy sources, including solar power technology, could be deterred by these regulations and policies, which could result in a significant reduction in the potential demand for our solar power products. For example, utility companies commonly charge fees to larger, industrial customers for disconnecting from the electric grid or for having the capacity to use power from the electric grid for back-up purposes. These fees could increase the cost to our customers of using our solar power products and make them less desirable, thereby harming our business, prospects, results of operations and financial condition.

We anticipate that our solar power products and their installation will be subject to oversight and regulation in accordance with national, state and local laws and ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters. There is also a burden in having to track the requirements of individual states and design equipment to comply with the varying standards. Any new government regulations or utility policies pertaining to our solar power products may result in significant additional expenses to us and our resellers and their customers and, as a result, could cause a significant reduction in demand for our solar power products.

Compliance with environmental regulations can be expensive, and noncompliance with these regulations may result in potentially significant monetary damages and penalties and adverse publicity.

If we fail to comply with present or future environmental laws or regulations we may be required to pay substantial civil or criminal penalties, incur significant capital expenditures, suspend or limit production or cease operations. Any failure by us to control the use of or generation of, or to restrict adequately the discharge or disposal of, hazardous substances or wastes or to otherwise comply with the complex, technical environmental regulations governing our activities could subject us to potentially significant monetary damages and penalties, criminal proceedings, third party property damage or personal injury claims, natural resource damage claims, cleanup costs or other costs, or restrictions or suspensions of our business operations. In addition, under some foreign, federal and state statutes and regulations governing liability for releases of hazardous substances or wastes to the environment, a governmental agency or private party may seek recovery of response costs or damages from generators of the hazardous substances or operators of property where releases of hazardous substances have occurred or are ongoing, even if such party was not responsible for the release or otherwise at fault. Also, federal, state or international environmental laws and regulations may ban or restrict the availability and use of certain hazardous or toxic raw materials that are or may be used in producing our products, and substitute materials may be more costly or unsatisfactory in performance. We believe that we either have all environmental permits necessary to conduct our business or have initiated the process to obtain additional or modified environmental permits needed to conduct our business. While we are not aware of any outstanding, material environmental claims, liabilities or obligations, future developments such as the implementation of new, more stringent laws and regulations, more aggressive enforcement policies, or the discovery of unknown environmental conditions associated with our current or past operations or properties may require expenditures that could have a material adverse effect on our business, results of operations or financial condition. Any noncompliance with or incurrence of liability under environmental laws may subject us to adverse publicity, damage our reputation and competitive position and adversely affect sales of our products.

Compliance with occupational safety and health requirements and best practices can be costly, and noncompliance with such requirements may result in potentially significant monetary penalties and adverse publicity.

Our intended manufacturing operations and research and development activities involve the use of mechanical equipment which involve a risk of potential injury to our employees. These operations are subject to regulation under the Occupational Safety and Health Act, or OSHA. If we fail to comply with OSHA requirements, or if an employee injury occurs, we may be required to pay substantial penalties, incur significant capital expenditures, suspend or limit production or cease operations. Also, any such violations, employee injuries or failure to comply with industry best practices may subject us to adverse publicity, damage our reputation and competitive position and adversely affect sales of our products.

Product liability claims against us could result in adverse publicity and potentially significant monetary damages.

Like other retailers, distributors and manufacturers of products that are used by consumers, we face an inherent risk of exposure to product liability claims in the event that the use of the solar power products we sell results in injury. Since our products are electricity producing devices, it is possible that consumers could be injured or killed by our products, whether by product malfunctions, defects, improper installation or other causes. In addition, since revenues generated from our existing products have been modest and the products we are developing incorporate new technologies and use new installation methods, we cannot predict whether or not product liability claims will be brought against us in the future or the effect of any resulting adverse publicity on our business. We intend to rely on our general liability insurance to cover product liability claims and currently do not expect to obtain separate product liability insurance. The successful assertion of product liability claims against us could result in potentially significant monetary damages and if our insurance protection is inadequate to cover these claims, they could require us to make significant payments. Also, any product liability claims and any adverse outcomes with respect thereto may subject us to adverse publicity, damage our reputation and competitive position and adversely affect sales of our products.

Our sales, marketing and distribution plans may substantially rely on the efforts and abilities of third parties and such plans may not be successful.

We intend to sell our solar panels using domestic and international distributors, system integrators, project developers and other resellers, who will often add value through system design by incorporating our solar panels with inverters and other electronics, mounting structures and wiring systems. Most of our distribution partners will have a geographic or applications focus. Our distribution partners will likely include companies that are exclusively solar power system resellers as well as others for whom solar power is an extension of their core business, such as engineering design firms or other energy product marketers.

We expect to collaborate closely with a relatively small number of resellers both domestically and in the future internationally. We are actively working to recruit our distribution partners by very careful selection of a few accounts and channel partners. We intend to selectively pursue additional strategic relationships with other companies worldwide for the joint marketing, distribution and manufacturing of our products. These resellers are expected to range from large, multinational corporations to small, development-stage companies, each chosen for their particular expertise. We believe that these relationships will enable us to leverage the marketing, manufacturing and distribution capabilities of other companies, explore opportunities for additional product development and more easily enter new geographic markets in a cost effective manner, attract new distribution partners and develop advanced solar power applications.  Our sales, marketing and distribution plans may substantially rely on the efforts and abilities of third parties and such plans may not be successful. Moreover, we face risks associated with the marketing, distribution and sale of our solar power products internationally, and if we are unable to effectively manage these risks, it could impair our ability to expand our business abroad.”

RISKS RELATED TO OUR COMMON STOCK

There have been no trades in our common stock since listing on the Over the Counter Bulletin Board and there can be no assurance that an established trading market will develop.

There has been limited and sporadic trading in our common stock since listing in the OTC Electronic Bulletin Board. Accordingly, there is no established trading market for the common stock.  We have a public float of 24,600,000 shares beneficially owned by a limited number of public shareholders, which may result in high volatility in trading of our common stock, should a public market develop.

If an established trading market for our common stock does develop, trading prices may be volatile.

In the event that an established trading market develops in the future, of which there can be no assurances given, the market price of our shares of common stock may be based on factors that may not be indicative of future market performance. Consequently, the market price of our common stock after this transaction may vary greatly. If a market for our common stock develops, there is a significant risk that our stock price may fluctuate dramatically in the future in response to any of the following factors, some of which are beyond our control:

•	variations in our quarterly operating results;
•	announcements that our revenue or income/loss levels are below analysts' expectations;

•	general economic slowdowns;
•	changes in market valuations of similar companies;

•	announcements by us or our competitors of significant contracts; and/or
•	acquisitions, strategic partnerships, joint ventures or capital commitments.

There is no assurance that our common stock will remain on the OTB Bulletin Board.

In order to maintain the quotation of our shares of common stock on the OTC Bulletin Board, we must remain a reporting company under the Securities Exchange Act of 1934 (the “Exchange Act”). This requires us to comply with the periodic reporting and proxy statement requirements of the Exchange Act. It is possible that our common stock could be removed from the OTC Bulletin Board and then be traded on the less desirous Pink Sheets. In either venue, an investor may find it difficult to obtain accurate quotations as to the market value of the common stock. In addition, if we failed to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling the common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital.

We are subject to the reporting requirements of the federal securities laws, which can be expensive.

We are a public reporting company in the United States and, accordingly, subject to the information and reporting requirements of the Securities Exchange Act of 1934 and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports and other information with the SEC will cause our expenses to be higher than they would be if we were a privately-held company.

Our Common Stock may be considered to be a “penny stock” and, as such, the market for our Common Stock may be further limited by certain Commission rules applicable to penny stocks.

To the extent the price of our Common Stock remains below $5.00 per share or we have a net tangible assets of $5,000,000 or less, our common shares will be subject to certain “penny stock” rules promulgated by the Commission. Those rules impose certain sales practice requirements on brokers who sell penny stock to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000).  For transactions covered by the penny stock rules, the broker must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to the sale.  Furthermore, the penny stock rules generally require, among other things, that brokers engaged in secondary trading of penny stocks provide customers with written disclosure documents, monthly statements of the market value of penny stocks, disclosure of the bid and asked prices and disclosure of the compensation to the brokerage firm and disclosure of the sales person working for the brokerage firm.  These rules and regulations adversely affect the ability of brokers to sell our common shares in the public market should one develop and they limit the liquidity of our Shares.

The issuance or sale of equity, convertible or exchangeable securities in the market, or the perception of such future sales or issuances, could lead to a decline in the price, if any, of our common stock.

Any issuance of equity, convertible or exchangeable securities, including for the purposes of financing acquisitions and the expansion of our business, may have a dilutive effect on our existing stockholders. In addition, the perceived risk associated with the possible issuance of a large number of shares or securities convertible or exchangeable into a large number of shares could cause some of our stockholders to sell their stock, thus causing the price of our stock to decline. Subsequent sales of our common stock in the open market or the private placement of our common stock or securities convertible or exchangeable into our common stock could also have an adverse effect on the market price, if any, of our shares. If our stock price declines, it may be more difficult for us to or we may be unable to raise additional capital.

In addition, future sales of substantial amounts of our currently outstanding common stock in the public market, or the perception that such sales could occur, could adversely affect prevailing trading prices of our common stock and could impair our ability to raise capital through future offerings of equity or equity-related securities. We cannot predict what effect, if any, future sales of our common stock, or the availability of shares for future sales, will have on the market price of our stock.

The price of common stock may fluctuate significantly, which could result in substantial losses for our stockholders and subject us to litigation.

The market price, if any, of our common stock also may be adversely impacted by broad market and industry fluctuations regardless of our operating performance, including general economic and technology trends. The various stock markets in general have, from time to time, experienced extreme price and trading volume fluctuations, and the market prices of technology companies such as ours have been extremely volatile. In addition, some companies that have experienced volatility in the market price of their stock have been the subject of securities class action litigation. We may be involved in securities class action litigation in the future. This litigation often results in substantial costs and a diversion of management’s attention and resources.

Our operating results will be subject to quarterly fluctuations which could lead to uncertainty in the marketplace.

Our revenue may fluctuate significantly from quarter to quarter in the future due to a variety of factors, including, without limitation:

•	the size and timing of orders and shipments of our intended products;

•
the rate and cost at which we are able to expand our manufacturing capacity to meet product demand, including the rate and cost at which we are able to implement advances in our quantum dot, thin film technology;

•	our ability to establish and expand key distribution partners and supplier relationships;

•	our ability and the terms upon which we are able to raise capital sufficient to finance the expansion of our manufacturing capacity and our sales and marketing efforts;

•	our ability to establish strategic relationships with third parties to accelerate our growth plans;

•	the amount and timing of expenses associated with our research and development programs and our ability to develop enhancements to our manufacturing processes and our products;

•	delays associated with the supply of specialized materials necessary for the manufacture of our solar power products;

•	our ability to execute our cost reduction programs;

•
charges resulting from replacing existing equipment or technology with new or improved equipment or technology as part of our strategy to expand our manufacturing capacity and to decrease our per unit manufacturing cost;

•	developments in the competitive environment, including the introduction of new products or technological advancements by our competitors; and

•	the timing of adding the personnel necessary to execute our growth plan.

We anticipate that our operating expenses will continue to increase significantly, particularly as we develop our internal infrastructure to support our anticipated growth. If our product revenues in any quarter do not increase correspondingly, our net losses for that period will increase. Moreover, given that a significant portion of our operating expenses is largely fixed in nature and cannot be quickly reduced, if our product revenues are delayed or below expectations, our operating results are likely to be adversely and disproportionately affected. For these reasons, quarter-to-quarter comparisons of our results of operations are not necessarily meaningful and you should not rely on results of operations in any particular quarter as an indication of future performance. If our quarterly revenue or results of operations fall below the expectations of investors or public market analysts in any quarter, the market value of our common stock would likely decrease, and it could decrease rapidly and substantially.

Item 2.	Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to, the following: statements relating to our ability to raise sufficient capital to finance our planned operations, our ability to develop brand recognition with resellers and consumers, develop our current and future products, increase sales and our estimates of cash expenditures for the next 12 months. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intends”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” contained in  this current report, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.The following discussion and analysis should be read in conjunction with the information set forth in our audited financial statements for the period ended June 30, 2008.

Plan of Reorganization, Recent Financing and Change in Control

On November 4, 2008, the Company closed on an Agreement and Plan of Merger and Reorganization by and among Hague Corp. (the “Company”), Solterra Renewable Technologies, Inc. (“Solterra”), the shareholders of Solterra and Gregory Chapman as “Indemnitor” (the “Agreement”), which resulted in Solterra becoming a wholly-owned subsidiary of the Company. Pursuant to the Agreement, Mr. Chapman cancelled 40,000,000 shares of Common Stock of the Company owned by him and issued a general release in favor of the Company terminating its obligations to repay Mr. Chapman approximately $34,000   in principal owed to him.

In accordance with the Agreement, the Company issued 41,250,000 shares of its Common Stock to the former stockholders of Solterra. Certain existing stockholders of the Company in consideration of Solterra and its shareholders completing the transaction, issued to the Company a Promissory Note in the amount of $3,500,000 due and payable on or before January 15, 2009, through the payment of cash or, with the consent of the Company, the cancellation of up to 12,000,000 issued and outstanding shares of the Company owned by them.

On November 4, 2008, the Company entered into a Securities Purchase Agreement, Debenture, Security Agreement, Subsidiary Guarantee Agreement, Registration Rights Agreement, Escrow Agreement, Stock Pledge Agreement and other related transactional documents (the “Transaction Documents”) to obtain $1,500,000 in gross proceeds from three non-affiliated parties (collectively hereinafter referred to as the “Lenders”) in exchange for 3,525,000 restricted shares of Common Stock of the Company (the “Restricted Shares”) and Debentures in the principal amount aggregating $1,500,000. Each Debenture has a term of three years maturing on November 4, 2011 bearing interest at the rate of 8% per annum and is prepayable by the Company at anytime without penalty, subject to the Debenture holders’ conversion rights. Each Debenture is convertible at the option of each Lender into the Company’s Common Stock (the “Debenture Shares”, which together with the Restricted Shares shall collectively be referred to as the “Securities”) at a conversion price of $.2667 per share (the “Conversion Price”). The Registration Rights Agreement requires the Company to register the resale of the Securities within certain time limits and to be subject to certain penalties in the event the Company fails to timely file the Registration Statement, fails to obtain an effective Registration Statement or, once effective, to maintain an effective Registration Statement until the Securities are saleable pursuant to Rule 144 without volume restriction or other limitations on sale. The Debentures are secured by the assets of the Company and are guaranteed by Solterra as the Company’s subsidiary. In the event the Debentures are converted in their entirety, the Company would be required to issue and aggregate of 5,624,297 shares of the Company’s Common Stock, subject to anti-dilution protection for stock splits, stock dividends, combinations, reclassifications and sale of the Company’s Common Stock a a price below the Conversion Price.  Certain changes of control or fundamental transactions such as a merger or consolidation with another company could cause an event of default under the Transaction Documents.  As a result of the transactions described in the two preceding paragraphs, there are currently 69,375,000 shares of the Company’s Common Stock issued and outstanding without giving effect to the possible conversion of the Debentures. The foregoing descriptions of the Agreement and Transaction Documents are subject to more detailed provisions set forth in the Exhibits to this Form 8-K, which are incorporated herein by reference.

Plan of Operation

The Company will execute its business plan as follows.  In the plan of operation the Company will refine the process to optimize the printing of solar cells using the quantum dots to be manufactured by the Company.  The Company has signed a service agreement with a major university to accomplish this task.  The agreement is a fixed price agreement for $835,000.  The refinement of this printing process will be accomplished by September 30, 2009.  The Company will also spend $160,000 in capital equipment to commence manufacturing their proprietary quantum dots.  The Company expects to commence sales of its manufactured quantum dots by the summer of 2009.  The first sales of quantum dots are expected to be for use in the medical industry and will be on a limited basis.

During this development period, the Company will be incurring an estimated $95,000 of monthly overhead expense including public company requirements and convertible debenture interest.

By September of 2009 the refinement of the printing process using quantum dots for the manufacture of solar cells is expected to have been completed.  The Company will spend an approximately $1,700,000 on capital equipment for this manufacturing process.   The Company is expecting to commence sales of solar cells in October 2009.

Based on the Company being in development stage,  the Company is expecting to continue having losses until December of 2009.  This date could move forward depending on the success of the sale of Quantum dots to the medical industry.

Results of Operations-June 30, 2008

Management believes that we comply with Financial Accounting Board Statement No. 7 for its characterization of the Company as development stage.  The Company has had no operating revenues since inception on May 19, 2008, and  incurred operating expenses in the amount of $3,700 for the  period May 19, 2008 through June 30, 2008.  In May 2008, we issued to our founder and for legal services an aggregate of 37,000,000 shares of common stock in exchange for the $3,700 of services received.

Statement of Earnings	May 19 (inception)
Through
June 30
2008
$
Revenue	0
Gross Profit	0
Loss before income taxes	3,700
Net Loss	3,700
Net loss per share	-
Net loss per share diluted	-

Total Assets	-0-
Total liabilities	-0-

Liquidity and Capital Resources-June 30, 2008

Cash

At June 30, 2008 the Company’s balance sheet contained $0 of cash and other assets.

The Company has been in a development stage since inception on May 19, 2008. As a result, the Company intends to rely on financing through the issuance of common stock.

Financing

On November 4, 2008 the Company closed on an agreement and plan of merger and reorganization with Hague Corp a public company listed on the OTCBB.  In accordance with the terms of the agreement Hague Corp cancelled 40,000,000 shares of its common stock and issued 41,250,000 shares of its common stock to the former stockholders of Solterra.  Certain existing stockholders of Hague Corp in consideration of Solterra and its shareholders completing the transaction, issued to Hague Corp a Promissory Note in the amount of $3,500,000 due and payable on or before January 15, 2009, through the payment of cash or, with the consent of the Hague Corp, the cancellation of up to 12,000,000 issued and outstanding shares of Hague Corp.  These transactions resulted in Solterra becoming a wholly-owned subsidiary of Hague Corp.

On November 4, 2008, Hague Corp entered into a Securities Purchase Agreement, Debenture, Security Agreement, Subsidiary Guarantee Agreement, Registration Rights Agreement, Escrow Agreement and other related transactional documents (the “Transaction Documents”) to obtain $1,500,000 in gross proceeds from three non-affiliated parties (collectively hereinafter referred to as the “Lenders”) in exchange for 3,525,000 restricted shares of Common Stock of Hague Corp (the “Restricted Shares”) and Debentures in the principal amount aggregating $1,500,000. Each Debenture has a term of three years maturing on November 4, 2011 bearing interest at the rate of 8% per annum and is repayable by Hague Corp at anytime without penalty, subject to the Debenture holders’ conversion rights. Each Debenture is convertible at the option of each Lender into Hague Corp’s Common Stock (the “Debenture Shares”, which together with the Restricted Shares shall collectively be referred to as the “Securities”) at a conversion price of $.2667 per share (the “Conversion Price”). The Registration Rights Agreement requires Hague Corp to register the resale of the Securities within certain time limits and to be subject to certain penalties in the event Hague Corp fails to timely file the Registration Statement, fails to obtain an effective Registration Statement or, once effective, to maintain an effective Registration Statement until the Securities are saleable pursuant to Rule 144 without volume restriction or other limitations on sale. The Debentures are secured by the assets Hague Corp and are guaranteed by Solterra as the subsidiary of Hague Corp. In the event the Debentures are converted in their entirety, Hague Corp would be required to issue and aggregate of 5,624,297 shares of Hague Corp’s Common Stock, subject to anti-dilution protection for stock splits, stock dividends, combinations, reclassifications and sale of Hague Corp’s Common Stock at a price below the Conversion Price.  Certain changes of control or fundamental transactions such as a merger or consolidation with another company could cause an event of default under the Transaction Documents.

As a result of these transactions, there are currently 69,375,000 shares of the Hague Corp’s Common Stock issued and outstanding without giving effect to the possible conversion of the Debentures.  The former Shareholders of Solterra owns 62.6% of the issued and outstanding shares of Hague Corp’s Common Stock and therefore control Hague Corp.

Balance Sheet-June  30, 2008

The Company is in early development as a result it has no assets or liabilities on the balance sheet at June 30, 2008.

Results of Operations-September 30, 2008

Management believes that we  comply with Financial Accounting Board Statement No. 7 for its characterization of the Company as development stage.

Statement of Earnings	July 1, 2008
Through
Sep 30
2008
$
Revenue	0
Gross Profit	0
Loss before income taxes	75,462
Net Loss	75,462
Net loss per share	-
Net loss per share diluted	-

Total Assets	18,696
Total liabilities	51,658

 The Company is in early development as a result it has not had revenue since inception on May 19, 2008.  During the quarter ended September 30, 2008, $75,462 of expenses were incurred on administrative activities including the $40,000 fee for the license with Rice University.  The Company is expecting to continue to incur losses until the solar sell printing operation is refined and the manufacture and sale of its Quantum Dot solar cells takes place.

Liquidity and Capital Resources-September 30, 2008

At September 30, 2008 the Company had negative working capital of 32,962.  The Company has been in a development stage since inception. As a result, the Company has relied on financing through the issuance of common stock.

Balance Sheet-September 30, 2008

Cash

At September 30, 2008 the Company’s balance sheet contained $99 of cash.  This is an increase of $99 since the June 30, 2008 year- end balance of $0.

The Company has been in a development stage since inception. As a result, the Company has relied on financing through the issuance of common stock.

Prepaid

Prepaid consists of prepaid insurance purchased in the current quarter to satisfy the requirements of the technology licensed through Rice University.  The policy is for a period of 12 months.  The balance increased by $10,252 from the June 30, 2008 balance of $0.

 Subscriptions receivable

During the quarter the Company issued 4,250,000 shares of common stock at $0.01 per share for a total of $42,500.   At September 30, 2008, $34,155 had been collected the and  balance of $8,345 was received in October 2008.

Shareholder advances

During the quarter ended September 30, 2008, the one Shareholder of Solterra received monthly management fees of $5,000 per month.  At September 30, 2008,  the Shareholder had not taken all fees due him as a result the Company owes the Shareholder $4,208.  The amount due to the shareholder increased by $4,208 from the June 30, 2008 balance of $0.

Accounts payable and accrued liabilities

The balance at September 30, 2008 includes the initiation fee for the license agreement with Rice University.  This fee of $40,000 was paid by the Company on November 7, 2008.   Also included in accounts payable is the balance of the 12 month insurance policy purchased to satisfy the requirements of the license agreement.  Accounts payable increased $47,450 from the June 30, 2008 balance of $0.

 Common Stock

During the quarter the Company issued 4,250,000 shares of common stock at $0.01 per share for a total of $42,500.   At September 30, 2008, $34,155 had been collected and the balance of $8,345 was received in October 2008.  At  September 30, 2008,  the Company  had issued 41,250,000 shares of common stock.

Cash Flow

During the three months ended September 30, 2008, cash was used in operations of $34,056, primarily due to loss of $75,462 partially offset by an increase in accounts payable of $47,450.

Item 3.	Properties.

Since inception of Solterra, Solterra utilizes the home of Stephen Squires in Scottsdale, Arizona as its executive office on a rent free basis. We intend to lease about 200 square feet of executive office space from Arizona State University (“ASU”).

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth, as of November 10, 2008, shares of Common Stock beneficially owned by (1) each person (including any group) of more than five percent of our Common Stock, based solely on Schedule 13D and 13G filings with the Securities and Exchange Commission, and (2) the Company’s directors and officers.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)(2)	Percent of Class
Stephen Squires	35,550,000	51.2
Brian Lukian C.A.	1,200,000	1.7
Ghassan E. Jabbour	0	-0-
Michael S. Wong	0	-0-
Kim Pichanick	0	-0-
Dr. Isaac B. Horton, III	0	-0-
Richard Patton	0	-0-
David Doderer	0	-0-
Directors and executive officers as a group (8 persons)	36,500,000	52.6
Andrew McKinnon	6,900,000	9.9
____________
* Less than 1%.
(1)	Unless otherwise indicated, ownership represents sole voting and investment power.
(2)	The address for each beneficial owner named above is c/o the Company at 14220 E. Cavedale Rd., Scottsdale, AZ 85262.

Changes in Control

On the Closing Date of the Agreement and Plan of Reorganization which occurred on November 4, 2008, 2008, Greg Chapman relinquished control of the Company and Mr. Stephen Squires became the principal and controlling stockholder of the Company. (Reference is made to Item 5.01for a description of the change in control of the Registrant as a result of the transactions disclosed herein.)

Item 5.	Directors and Executive Officers.
The following table sets forth information regarding our current and proposed executive officers and directors:

Name	Age	Position with the Company (1)
Stephen Squires	49	President and Chief Executive Officer and Director
Brian Lukian C.A.	60	Acting Chief Financial Officer
Dr.Ghassan E. Jabbour	46	Chief Science Officer, Director
Dr. Michael S. Wong	35	Director
Kim Pichanick	45	Director
David Doderer	37	Vice President of Research and Development
Richard Patton	52	Director
Dr. Isaac B. Horton, III	51	Director
Greg Chapman (2)	45	President, Chief Executive Officer, Chief Financial Officer, Director and Secretary
____________
(1)
Each of the aforementioned persons listed as a director was appointed to the Board of Directors of the Registrant following the consummation of the Agreement and Plan of Reorganization. Their appointment is to be effective ten days following the filing and mailing of a Schedule 14F-1 to the stockholders of the Registrant.

(2)
Mr. Chapman resigned from his position as an officer and director of the Company in connection with the consummation of the Agreement and Plan of Reorganization. His resignation as an officer is effective immediately at the closing date; however, his resignation as a director will be effective ten days following the filing and mailing of a Schedule 14F-1 to the stockholders of the Registrant.

Background

The following is a brief summary of the background of each director, director nominee and executive officer of our company:

Stephen Squires has over 25 years of experience in turnarounds, startups, business development, mergers and acquisitions and strategic planning. Mr. Squires is skilled at identifying emerging technologies and driving commercialization/global market introduction to position companies for growth. From 1977 to1983, he worked at  McDonald Douglas Corporation, a company engaged in the business of building advanced tactical fighter aircraft and Space vehicles, developing and adapting advanced materials for combat aircraft applications. From1983 to 2001, Mr. Squires, as founder, served as President and Chief Executive Officer of Aviation Composite Technologies, Inc., a company whose principal business was the engineering, design, manufacture and refurbishment of advanced composite aero structures. Under Mr. Squires leadership the company grew from zero to over 200 employees and operated a 100,000 square foot state of the art facility. Aviation Composite was merged with USDR Aerospace in 2001. Prior to his employment with the Company which commenced upon the closing date of the Agreement and Plan of Reorganization, Mr. Squire’s principal occupation was consulting and advising in the areas of Advanced materials, nanotechnology, applications engineering, strategic international marketing with emphasis on middle east and commercialization of emerging technologies for Orasi LLC. Since 1998, Mr. Squires has pursued his interests in advanced materials such as nano fibers and nanotubes where he quickly recognized the potential of the unique quantum features these materials held.

Brian Lukian C.A. has over 25 years of financial, strategic and business leadership contributing to the growth and turnaround of corporations in various industries.  Since January 2007, he has been providing consulting services in regards to mergers and acquisitions, turnarounds, financings as well as business and industry analysis. From 2005 through December 2006, he was employed by Ace Security Laminate Corporation, Ottawa, Canada as its chief operating officer and chief financial officer. Ace Security is in the business of manufacturing and distribution of high-end security window laminates. From 2003 through 2005, he was employed by Genomics One Corporation, Toronto and Montreal, Canada, as its chief operating officer and chief financial officer. Genomics One is a distributor of a variety of products that target the Life Sciences market.  From 2000 through 2003, he was employed by Arcamatrix Corporation, Toronto Canada, as its chief operating officer and chief financial officer. Arcamatrix is in the business of secure document transfer and storage of information for the healthcare industry. In the positions as chief financial officer and chief operating officer of the aforementioned companies, Mr. Lukian reported directly to the chief executive officer and the audit committee of the board of directors of each respective company, and he was responsible for the daily operations, overseeing the preparation of financial statements, forecasts, budgets and regulatory filings, compliance with applicable securities laws, analyzing potential acquisitions and serving as a liaison with the financial community, shareholders and investment bankers and brokers. Mr. Lukian earned a certificate as Chartered Accountant, McGill University, while employed by Ernst & Young, Montreal, Canada and is a member of the Order of Chartered Accountants of Quebec. Mr. Lukian also has a United States Investment Bankers license, Series Seven. He received a Bachelor of Commerce from Loyola College, Montreal, Canada.

Dr. Ghassan E. Jabbour is the Director of Flexible and Organic Electronics Development at the Flexible Display Center (FDC) since 2006 and a Professor of Chemical and Materials Engineering at Arizona State University since 2006. He is also the Technical Advisory Board Leader on Optoelectronic Materials, Devices and Encapsulation at FDC. He has been selected to the Asahi Shimbun 100 New Leaders of the USA and has received the Presidential Award for Excellence from the Hariri Foundation in 1997. Dr. Jabbour's research experience encompasses flexible-roll-to-roll-electronics and displays, smart textile, moisture and oxygen barrier technology, transparent conductors, organic light emitting devices, organic and hybrid photovoltaics, organic memory storage, organic thin film transistors, combinatorial discovery of materials, nano and macro printed devices, micro and nanofabrication, biosensors, and quantum simulations of electronic materials. Dr. Jabbour attended Northern Arizona University, the Massachusetts Institute of Technology (MIT), and the University of Arizona. Dr. Jabbour is an SPIE fellow.  Prof. Jabbour has authored and co-authored over 300 publications, invited talks, and conference proceedings. He is the editor of several books and symposia proceedings involving organic photonics and electronics, and nanotechnology. Prof. Jabbour is the guest editor of the MRS Bulletin issue on “Organic Photovoltaics”. He is the Chair and/or Co-Chair of over 50 conferences related to photonic and electronic properties of organic materials and their applications in displays and lighting, hybrid photosensitive materials, and hybrid integration of semiconducting and nanotechnology.

Dr. Michael S. Wong Principal Investigator, Associate Professor in Chemical and Biomolecular Engineering Associate Professor in Chemistry (Joint Appointment) at William Marsh Rice University. His accomplishments include:

•	Smithsonian Magazine "37 Under 36" Young Innovator Award (2007)
•	3M Non-tenured Faculty Award (2006, 2007)
•	GOLD 2006 Conference Best Presentation Award, for "best new idea in gold catalysis" (2006)
•	AIChE South Texas Section Best Applied Paper Award (2006)
•	AIChE Nanoscale Science and Engineering Forum Young Investigator Award (2006)
•	MIT Technology Review's TR35 Young Innovator Award (2006)
•	Hershel M. Rich Invention Award (2006)
•	National Academy of Engineering Indo-America Frontiers of Engineering Symposium, Invited Speaker (2006)
•	Smalley/Curl Innovation Award (2005)
•	National Academies Keck Futures Initiative (NAKFI) Symposium, Invited Participant (2004)
•	Oak Ridge Associated Universities Ralph E. Powe Junior Faculty Enhancement Award (2003)
•	National Academy of Engineering Japan-America Frontiers of Engineering (JAFOE)
•	Symposium, Invited Participant (2002)
•	Rice Quantum Institute (RQI), Fellow (2002)
•	Robert P. Goldberg Grand Prize, MIT $50K Entrepreneurship Competition (2001)
•	Union Carbide Innovation Recognition Award (2000)
•	MIT Chemical Engineering Edward W. Merrill Outstanding Teaching Assistant Award (1997)
•	Faculty advisor for Phi Lambda Upsilon, chemical sciences honorary society (2003 - present)

Dr. Michael S. Wong joined the Department of Chemical Engineering in 2001, and received a joint appointment in the Department of Chemistry in 2002. Before coming to Rice University, he did post-doctoral research with Dr. Galen D. Stucky of the Department of Chemistry and Biochemistry at University of California, Santa Barbara. Mr. Wong’s educational background includes a B.S. in Chemical Engineering from Caltech, an M.S. in Chemical Engineering Practice (“Practice School”) from MIT, and a Ph.D. in Chemical Engineering from MIT (under the supervision of Dr. Jackie Y. Ying, “Supramolecular Templating of Mesoporous Zirconia-Based Nanocomposite Catalysts”). With the underlying theme of designing and engineering novel materials for catalytic and encapsulation applications, his research interests lie in the areas of nanostructured materials (e.g. nanoporous materials, nanoparticle-based hollow spheres, and quantum dots), heterogeneous catalysis, and bioengineering applications. He is particularly interested in developing new chemical approaches to assembling nanoparticles into functional macrostructures.

Kim Pichanick From 2006 to date, Ms. Pichanick has served as a principal of KPN Advisors LLC, a company that provides strategic global communications and investor relations. Ms. Pichanick works with senior level management to develop integrated communications plans that insure consistent messages are communicated to stakeholders, media and employees.  Ms. Pichanick manages communications and investor relations’ goals and objectives associated with mergers and acquisitions and supports business and financial objectives, externally and internally. Ms. Pichanick is also a principal of KPN Holdings, LLC, through which she owns her interest in the KPN Advisors and other companies.

KPN Holdings is a significant shareholder of QED Clinical, LLC, d/b/a CINA, a provider of elegant Healthcare software data communications solutions. Ms. Pichanick is Principal and majority owner of The Hardersen Group, LLC, (“THG”) with offices in Jupiter, Florida and Dallas, Texas.  THG provides strategies to protect and preserve wealth for financially mature clients. These strategies protect and preserve wealth during the client(s) lifetime and assist with estate maximization strategies to transfer wealth to the next generations and enable significant charitable donations using elegant insurance tools and strategies. From December 2004 to November 2007, Ms. Pichanick served as a director of Aleris International, Inc. Ms. Pichanick supported Aleris’s senior management team to develop a communications function and global communications strategy that significantly contributed to Aleris’s growth from 2,100 employees to 9,100 employees and an increase in annual revenue from approximately $2 billion to approximately $9 billion during the period from December 2004 to December 2007. Specific responsibilities included investor relations, media relations, employee communications and marketing communications.

Richard Patton-Since July 2007, Mr. Patton has been responsible for the overall management of Juma Technology's Operations Department, an IP Convergence Company, as its Chief Operating Officer. He is charged with overseeing client implementations, project management and its Customer Service Center. From June 2005 through June 2007,Mr. Patton served as President and CEO of Government Telecommunications, Inc. (GTI), which specializes in designing, deploying and maintaining voice, data and telecommunications networks for agencies of the Federal government. During his tenure, Patton was credited with the company's turn around. He secured eight-figure, multi-year service contracts with the Department of Justice and General Services Administration.Patton has held key senior management positions at Millivision Technologies, East Wind Partners, Elglobe and AT&T, including posts in Operations, New Product Development, Business Development, Product Management and Strategic Planning.He has a Master of Science in Computer Science from Fairleigh Dickenson University and a Bachelor of Science in Mechanical Engineering, also from Fairleigh Dickenson University. Patton began his career in 1978 at AT&T Bell Labs.

Dr. Isaac B. Horton, III is a founder of Remote Source Lighting International, Inc. (RSLI) and has served as Chief Executive Officer and Chairman since January 1995. Dr. Horton is also the founder, majority shareholder, CEO and Chairman of the parent company Remote Light. Inc. Remote Source Lighting International, Inc. (RSLI) has been recognized as the leading manufacturer of fiber optic lighting products. Its manufacturing and research development facility is located in San Juan Capistrano, California and the corporate office is located in North Carolina. He has traveled to more than 20 countries establishing business ventures in each of these, which include Malaysia, France, Italy, Germany, Kuwait, South Africa, Taiwan, Brazil, Australia, Japan, Mexico, Belgium, Canada and China. He has purchased four companies including one in Brussels and one in Australia, which produce fiber optics products. Dr. Horton has applied for or has been awarded more than 70 patents. These products can be used in illumination, data transmission and disinfections. RSLI won the Deal of the Year Award for 1998 for the Research Triangle of North Carolina, Innovator of the Year for the International Association of Lighting Designers and Product of the Year in 1997 from the largest Entertainment Lighting Organization and Application of the Year Award for the same organization for 1999. He has also raised almost $1 million dollars for Ultra Fine Technologies, a Nanopartical Company which recently won a $250,000 grant from the Fermi Institute in Germany.

Dr. Horton completed his undergraduate degree in Chemistry from the University of North Carolina at Chapel Hill in 1979. After receiving a Doctorate degree in Chemistry from Indiana University, he began his career as a Drug Designer for Dupont Company in 1984. He later joined the Rohm and Haas Company where he held positions in Manufacturing and Engineering, Marketing, Strategic Planning and New Product Management. Dr. Horton also attended the University of Pennsylvania's Wharton Management Program. In addition, he has held numerous business positions including vice president of the Wilmington Delaware Development Company. Dr. Horton presently serves on the Board of Directors of Shaw University, is on the Honorary Board of Directors of The Character Education Foundation, and is the Chairman of the Board of Alpha Global. Dr. Horton has published works in scientific journals, holds scientific patents and has copyrights in music and dramatic writings.

David Doderer has over 15 years of research & development experience in emerging technologies including biotech, nanotech and quantum effects.  From 2002 to 2005, he served as principal investigator for USGN, a company engaged in the business of defense, safety and security solutions, where he contributed to numerous patents/patents pending & proprietary processes. From 2006 to 2008, he managed Managing Hudler Titan LLC, a technology consulting company, specializing in advanced nanofiber filtration for gaseous streams; crowd sourcing to efficiently share and manage the information resource existing in personal experience; and a clean energy/ clean air/ clean water initiative through aggregation of retail level contributions in alternative energy based carbon offset programs.

Greg Chapman has served as our President, Chief Executive Officer, Chief Financial Officer and Director since shortly after our inception on January 9, 2007.  Since July 2004, he has served as the sole officer and director of Osler Incorporated, which company is involved in the exploration of copper and iron sulphide exploration in Nevada.  Since August 2004, he has served as the owner, manager and operator of CFM Accounting in Vancouver, British Columbia (from August 2004 to August 2006) and in Winnipeg, Manitoba (since September 2006).  From September 2000 to July 2004, Mr. Chapman owned and operated Northern Cactus Accounting in Vancouver, British Columbia. Mr. Chapman received a Bachelors degree in Economics from the University of Manitoba in 1985, and his BSc in Accountancy from California State University in Sacramento in 1994. Mr. Chapman commits approximately 8 hours per week of his time to our business.  Mr. Chapman is responsible for the overall direction of our company. He will rely on the information forwarded to him by the geologist we pay to complete the studies regarding our mineral property.  It is important to note, as described above, that since July 2004, Mr. Chapman has served as sole officer and director of Osler Incorporated a similar company to our company, which is involved in the exploration of copper and iron sulphide exploration in Nevada, and as such, the time he is able to spend on our matters may be limited and/or he may face conflicts of interest between Osler Incorporated and our company.

Possible Expansion of the Board in the event of Default under Outstanding Debentures

The Transaction Documents include a Stock Pledge Agreement pursuant to which Stephen Squires has pledged 20,000,000 shares of our Common Stock to the Debenture holders (the “Holders”) until such time as the Debentures are paid in their entirety. Also, the Securities Purchase Agreement provides until such time as the Holders no longer hold any Debentures, we shall appoint two (2) members to our Board of Directors, with such board members to be appointed by MKM Opportunity Master Fund, Ltd. (“MKM”).  Each member appointed by MKM will be independent of, and not affiliated with, MKM. In addition, so long as MKM has the right to appoint two board members under this Agreement, we shall not expand the size of our Board of Directors to more than seven (7) board members.  Notwithstanding the foregoing, in the event of a default under the Transaction Documents, MKM and Steven Posner Irrevocable Trust u/t/a Dated 06/17/65 (“Posner”) shall have the right to appoint three (3) and two (2) members, respectively, to our Board of Directors, which directors need not be independent of, and may be affiliated with, MKM or Posner.  In the event that MKM or Posner exercises their right to appoint members of our Board of Directors in the event of a default, the Board of Directors shall set the size of the Board to no more than nine (9) members. Dr. Isaac B. Horton, III and Richard Patton will be serving on our Board of Directors as designees of MKM.

Significant Employees and Consultants

In the past, we have had no employees other than Greg Chapman, who served as our sole director and officer.  For our accounting requirements, we utilized the consulting services of an independent bookkeeper to assist in the preparation of our interim financial statements in accordance with generally accepted accounting principles in the United States. Mr. Chapman was serving as our principal accounting officer.

As of the Closing Date of our Agreement and Plan of reorganization, we have three new full-time employees (including Stephen Squires) and two part-time employees including Brian Lukian and Ghassan E. Jabbour. We anticipate that we will hire additional key staff in 2009 in areas of Chief Operating Officer, Chief Financial Officer, Vice President Sales and Marketing; research and development, administration/accounting, business development, operations and sales/marketing.

Conflicts of Interest

We do not have any written procedures in place to address conflicts of interest that may arise between our business and the future business activities of executive officers.

Board Meetings and Committees

 Our board of directors held no formal meetings during the 12 month period ended June 30, 2008. All proceedings of the board of directors were conducted by the written consent of the directors and filed with the minutes of the proceedings of the directors.

We do not have standing audit, nominating or compensation committees, or committees performing similar functions. Our board of directors believes that it is not necessary to have standing audit, nominating or compensation committees at this time because the functions of such committees are adequately performed by our board of directors. The directors who perform the functions of auditing, nominating and compensation committees in the past were not independent because they were also officers of our company.

Identified in item 5 are six new directors appointed to our Board of Directors following the consummation of the Agreement and Plan of Reorganization. Their appointment is to be effective ten days following the filing and mailing of a Schedule 14F-1 to the stockholders of the Registrant. Four of the new members, namely Michael S. Wong, Kim Pichanick, Dr. Isaac B. Horton, III and Richard Patton may be considered independent directors. Under the National Association of Securities Dealers Automated Quotations (“NASDAQ”) definition, an independent director means a person other than an officer or employee of the Company or its subsidiaries or any other individuals having a relationship that, in the opinion of the Company’ board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of the director. The board’s discretion in determining director independence is not completely unfettered. Further, under the NASDAQ definition, an independent director is a person who (1) is not currently (or whose immediate family members are not currently), and has not been over the past three years (or whose immediate family members have not been over the past three years), employed by the company; (2) has not (or whose immediate family members have not) been paid more than $60,000 during the current or past three fiscal years;  (3) has not (or whose immediately family has not) been a partner in or controlling shareholder or executive officer of an organization which the company made, or from which the company received, payments in excess of the greater of $200,000 or 5% of that organizations consolidated gross revenues, in any of the most recent three fiscal years; (4) has not (or whose immediate family members have not), over the past three years been employed as an executive officer of a company in which an executive officer of our Company has served on that company’s compensation committee; or (5) is not currently (or whose immediate family members are not currently), and has not been over the past three years (or whose immediate family members have not been over the past three years) a partner of our company’s outside auditor. The term “Financial Expert” is defined as a person who has the following attributes: an understanding of generally accepted accounting principals and financial statements; has the ability to assess the general application of such principals in connection with the accounting for estimates, accruals and reserves; experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities; an understanding of internal controls and procedures for financial reporting; and an understanding of audit committee functions.

In the future, we intend to have an audit committee, compensation committee, management committee, nominating committee and such other committees as determined by the Board of Directors to be in the best interest of the Company and to be in compliance with all applicable securities and state laws and listing requirements of any applicable exchanges or NASDAQ that the Company’s securities may become listed on in the future, of which we can provide no assurances that this will occur. In the event we form an audit committee, we will seek to have a “financial expert” as an independent board member serving on the Audit Committee.

Role and Responsibilities of the Board

The Board of Directors oversees the conduct and supervises the management of our business and affairs pursuant to the powers vested in it by and in accordance with the requirements of the Revised Statutes of Nevada. The Board of Directors intends to hold regular meetings to consider particular issues or conduct specific reviews whenever deemed appropriate.

Our Board of Directors considers good corporate governance to be important to our effective operations. Our directors are elected at the annual meeting of the stockholders and by the Board to fill vacancies and serve until their successors are elected or appointed.  Officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors or until their earlier resignation or removal.

In the past, there have been no arrangements or understandings pursuant to which a director or executive officer was selected to be a director or executive officer. We have had no nominating committee of the Board or any employment contracts. Accordingly, executive officers serve at the pleasure of the Board, subject to their rights under any employment contracts we enter into with them in the future.

Code of Ethics

We have adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-K of the Securities Exchange Act of 1934. The Code of Ethics applies to directors and senior officers, such as the principal executive officer, principal financial officer, controller, and persons performing similar functions. The Code of Ethics was previously filed as an exhibit to our annual report on Form 10-K for our fiscal year ended June 30, 2008.

Item 6.	Executive Compensation.

 The table below summarizes all compensation awarded to, earned by, or paid to our executive officers for all services rendered in all capacities to the Company (including its wholly-owned subsidiary, Solterra) for the period from the Company’s inception on January 9, 2007 through the fiscal period ended June 30, 2007 and for the fiscal year ended June 30, 2008; it being noted that our subsidiary, Solterra, was incorporated in May 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Change in Pension Value and Nonqualified Deferred Compensation ($)	All Other Compen-sation ($)	Total ($)
Greg Chapman, former CEO Stephen Squires CEO	2008 2007 2008 2007	$4,400 $1,820 0 0	0 0 0 0	0 0 0 0	0 0 0 0	0 0 0 0	0 0 0 0	0 0 0 0	$4,400 $1,820 $ 0 $ 0

Option/SAR Grants

We have made no grants of stock options or stock appreciation rights to any current or prior officer or director during the period from our inception on January 9, 2007 through the fiscal period ending June 30, 2008. In the near future, we anticipate adopting a stock option plan.

Compensation of Directors

We intend to pay directors a fee of at least $500 per meeting for attendance at Board meetings in an amount to be approved by the Board. Board members will also be eligible to participate in any stock option plans approved by the Board or a committee thereof.

Employment contracts and termination of employment and change-in-control arrangements

There are no employment agreements between our company and our former chief executive officer, Greg Chapman or between our company and its current chief executive officer, namely Stephen Squires.  From July 1, 2008 to October 31, 2008, Mr. Squires was paid a salary of $5,000 per month, increasing to $10,000 per month effective November 4, 2008. Brian Lukian and David Doderer each began receiving a salary at the rate not to exceed  $10,000 per month effective November 4, 2008. Ghassan Jabbour will commence receiving a salary of $5,000 per month on or before February 2009 . We are in the process of negotiating employment contracts with one or more of our executive officers. Such agreements are expected to include salaries, bonuses, options and other forms of compensation.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

There have been no transactions or proposed transactions in which the amount involved exceeds the lesser of $120,000 or 1% of the average our total assets at year-end for the last three completed fiscal years in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of our common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest, except as follows:

(i)
On January 12, 2007, our sole director and officer, Greg Chapman, acquired 2,000,000 shares of our common stock at a price of $0.002 per share for total cash proceeds of $4,000.  In connection with the 20:1 forward stock split affected on July 15, 2007, the 2,000,000 shares now total 40,000,000 shares of our common stock. Exemption from registration is claimed under Section 4(2) of the Securities Act of 1933, as amended, as an offering not constituting a “public offering.”

(ii)
For the period from January 9, 2007 (inception) through June 30, 2007, we received $24,600 in cash for the sale of 24,600,000 shares of our common stock at a purchase price of $0.001 per share in offshore transactions with non-affiliated parties during the period between May and June 2007. Our private placement was conducted in offshore transactions relying on Regulation S of the Securities Act of 1933. None of the subscribers were U.S. persons, as defined in Regulation S. No directed selling efforts were made in the United States by us, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We implemented the applicable offering restrictions required by Regulation S by including an appropriate restrictive legend.

(iii)
Our former President, Greg Chapman, has in the past provided us office space free of charge, which encompasses approximately 350 square feet. Mr. Chapman’s father owns the space provided. This arrangement ceased on the Closing Date of the Agreement and Plan of Reorganization. We have utilized the home of Stephen Squires, our current President and Chief Executive Officer, on a rent free basis for office space for Solterra since its inception.

(iv)
The Company was charged management fees of $6,620 from inception through June 30, 2008 by Greg Chapman, a director of the Company. The Company also has a related party loan of approximately $34,000  which was due to Mr. Chapman for funds advanced.  The loan was forgiven by Mr. Chapman on November 4, 2008.

(v)	At the closing date of the Plan of Reorganization (i.e. November 4, 2008), the following transactions occurred involving our securities:

(a) Mr. Chapman agreed to retire and cancel his 40,000,000 shares of common stock.

(b) We issued debentures to three non-affiliated persons in the principal amount of $1,500,000, convertible at $.2667 per share. (See Item 1.01 for a complete description of the terms of the Plan of Reorganization.) Exemption from registration is claimed under Section 4(2) of the Securities Act of 1933, as amended.

(c) We issued 41,250,000 shares of our common stock in exchange for the interests in Solterra of Stephen Squires (35,550,000 shares), Phoenix Alliance Corp. (3,800,000 shares), Brian Lukian (1,000,000,shares), Barry Laughren (500,000 shares), Adrienne Grody (20,000 shares), Lester Morse (190,000 shares) and Steven Morse (190,000 shares). Exemption from registration is claimed under Rule 506 and/or Section 4(2) of the Securities Act of 1933, as amended.

(d) We received from certain existing shareholders of our company a promissory note in the principal amount of $3,500,000, payable on January 15, 2009 in cash, or with the prior written consent of our company, the cancellation of 12,000,000 issued and outstanding shares of our Common Stock.

Item 8.	Legal Proceedings.

We are not aware of any legal proceedings in which any director or officer, any proposed director or officer or any owner of record or beneficial owner of more than 5% of any class of voting securities of our company, or any affiliate of any such director or officer, proposed director or officer or security holder, is a party adverse to our company or has a material interest adverse to our company.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The principal United States market for our common equity is the Over-The-Counter Bulletin Board (the “OTC Bulletin Board”), a quotation medium for subscribing members. Our common stock is quoted for trading on the OTC Bulletin Board under the symbol “HGUE.”

The table below sets out the range of high and low bid information for our common stock for each full quarterly period within the last fiscal year as regularly quoted in the automated quotation system of the OTC Bulletin Board.

Quarter Ended	High	Low

June 30, 2008	$1.50	$0.02
March 31, 2008	(1) $0.02	(1) $0.02
December 31, 2007	(1) N/A	(1) N/A
September 30, 2007	(1) N/A	(1) N/A
June 20, 2007	(1) N/A	(1) N/A

(1)Commenced trading on the OTC BB on February 27, 2008.

These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Holders

As of September 2, 2008, there were approximately 39 holders of our common stock.

Dividends

We have not paid dividends on our common stock, and do not anticipate paying dividends on our common stock in the foreseeable future.

Securities authorized for issuance under equity compensation plans

We have no compensation plans under which our equity securities are authorized for issuance.

Performance graph

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information required under this item.

Issuer Repurchases of Equity Securities

From inception through the filing date of this Form 8-K, there have been no repurchases of our equity securities, other than Mr. Chapman’s voluntary cancellation of 40,000,000 shares of our Common Stock as described in Item 7.

Item 10.	Recent Sales of Unregistered Securities.

            See “Item 7” above for details of sales of recent unregistered securities since inception.

Item 11.	Description of Registrant’s Securities to be Registered.

As of November 10, 2008, our authorized capital stock consists of 100,000,000 shares of common stock with a par value of $0.001.  As of November 10, 2008, 69,375,000 shares of our Common Stock were issued and outstanding.

Common Stock

The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at times and in amounts as our board of directors may determine. Each stockholder is entitled to one vote for each share of our common stock held on all matters submitted to a vote of the stockholders. Cumulative voting is not provided for in our articles of incorporation, or any amendments thereto, which means that the majority of the shares voted can elect all of the directors then standing for election. Our common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock. There are no sinking fund provisions applicable to our common stock. The outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

We are not authorized to issue preferred stock.

Item 12.	Indemnification of Officers and Directors.

Our company is incorporated under the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 78.7502 further provides a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding as referred to above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the Nevada Revised Statutes provides that discretionary indemnification under Section 78.7502 unless ordered by a court or advanced pursuant to subsection 2 of section 78.751, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•	By the stockholders;
•	By the board of directors by majority vote of a quorum consisting of directors - who were not parties to the action, suit or proceeding;

•	If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or
•	If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to NRS Section 78.751:

•
does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 78.7502 or for the advancement of expenses made pursuant to subsection 2 of section 78.751, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

•	continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Our Bylaws provide for the indemnification of our directors to the fullest extent permitted under the general corporation law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered in connection with acting as directors of our company.

Our articles of incorporation provide that no Director or Officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a Director or Officer involving any act or omission of any such Director or Officer; provided, however, that: the foregoing provision shall not eliminate or limit the liability of a Director or Officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the Stockholders of the corporation shall be prospective only, and shall not adversely affect any limitations on the personal liability of a Director or Officer of the corporation for acts or omissions prior to such repeal or modification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 13.	Financial Statements and Supplementary Data.

The audited financial statements of Solterra follow Item 9.01 below.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

The exhibits are listed and described in Item 9.01 of this Form 8-K.

Item 3.02.	Unregistered Sale of Equity Securities.

Reference is made to Item 2.01 and, in particular, Items 7 and 10 thereunder for information as to the recent sales of unregistered securities.

Item 5.01.	Changes in Control of the Registrant.

On the Closing Date, the Registrant consummated the transactions contemplated by the Agreement and Plan of Reorganization, pursuant to which the Registrant acquired Solterra in exchange for the issuance of 41,250,000 shares of the common stock of the Registrant, including 35,550,000 shares to Stephen Squires, representing 51.2% of the issued and outstanding shares of the Registrant. Simultaneously, Mr. Greg Chapman cancelled his 40,000,000 shares as part of the Plan of Reorganization. The issuance of the 41,250,000 Shares was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of Regulation D  promulgated under, the Securities Act. Following the Agreement and Plan of Reorganization, designees of Solterra became the officers and directors of the Registrant. Reference is made to Item 2.01 of this Form 8-K /A for a more extensive description of these transactions.

Other than the transactions and agreements disclosed in this Form 8-K, the Registrant knows of no arrangements which may result in a change in control of the Registrant, except as follows:

The Transaction Documents include a Stock Pledge Agreement pursuant to which Stephen Squires has pledged 20,000,000 shares of our Common Stock to the Debenture holders (the “Holders”) until such time as the Debentures are paid in their entirety. Also, the Securities Purchase Agreement provides until such time as the Holders no longer hold any Debentures, we shall appoint two (2) members to our Board of Directors, with such board members to be appointed by MKM Opportunity Master Fund, Ltd. (“MKM”).  Each member appointed by MKM will be independent of, and not affiliated with, MKM. In addition, so long as MKM has the right to appoint two board members under this Agreement, we shall not expand the size of our Board of Directors to more than seven (7) board members.  Notwithstanding the foregoing, in the event of a default under the Transaction Documents, MKM and Steven Posner Irrevocable Trust u/t/a Dated 06/17/65 (“Posner”) shall have the right to appoint three (3) and two (2) members, respectively, to our Board of Directors, which directors need not be independent of, and may be affiliated with, MKM or Posner.  In the event that MKM or Posner exercises their right to appoint members of our Board of Directors in the event of a default, the Board of Directors shall set the size of the Board to no more than nine (9) members.

No officer, director, promoter, or affiliate of the Registrant has, or proposes to have, any direct or indirect material interest in any asset proposed to be acquired by the Registrant through security holdings, contracts, options, or otherwise.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the transactions contemplated by the Agreement and Plan of Reorganization, there was a complete change in the Registrant’s board of directors and management. Prior to the consummation of the transaction, the Registrant’s board of directors was comprised of one officer and director, namely, Greg Chapman. Effective at the Closing of the Agreement and Plan of Reorganization (i.e. November 4, 2009), Mr. Chapman resigned as an officer and director of the Registrant. Mr. Chapman’s resignation as an officer was immediate; however, his resignation as a director became effective upon the appointment of six new directors named in Item 2.01 and under Item 5. The six new directors’ appointment shall become effective ten days following the filing and mailing of a Schedule 14F-1 to the stockholders of the Registrant.

Reference is made to Item 2.01 above for biographical and other information regarding the new executive officers and directors of the Registrant and the current lack of any employment agreements with the Registrant.

Item 5.06.	Change in Shell Company Status.

As the result of the completion of the Agreement and Plan of Reorganization, the Registrant is no longer a shell company. Reference is made to Item 2.01 for a more complete description of the transaction and the business of the Company subsequent to the Closing Date.

Item 9.01.	Financial Statements and Exhibits.

(a) – (b)   The financial statements of Solterra and pro forma financial information follow the exhibits.

(d) Exhibits.

All exhibits set forth below are filed as exhibits to this form 8-K filed November 10, 2008.

2.1
Agreement and Plan of Merger and Reorganization, dated as of October 15, 2008, by and among Hague Corp., Solterra Renewable Technologies, Inc., the shareholders of Solterra and Greg Chapman, as Indemnitor.

4.1	Form of Securities Purchase Agreement dated as of November 4, 2008.

4.2	Form of Security Agreement dated November 4, 2008.

4.3	Form of Subsidiary Guarantee dated November 4, 2008.

4.4	Form of Stock Pledge Agreement dated November 4, 2008.

4.5	Form of Debenture-- MKM Opportunity Master Fund, Ltd..

4.6	Form of Debenture.-- MKM SP1, LLC

4.7	Form of Debenture-- Steven Posner Irrevocable Trust u/t/a Dated 06/17/65.

4.8	Form of Escrow Agreement

4.9	Form of Amended Waiver and Consent.

4.10	Form of Registration Rights Agreement.

10.1	License Agreement by and between William Marsh Rice University and Soltarra Renewable Technologies, Inc. dated August 20, 2008.

10.2	Letter dated October 2, 2008 from Rice University amending the License Agreement contained in Exhibit 10.1

10.3	Agreement with Arizona State University executed by ASU on October 8, 2008 and executed by Solterra on September 18, 2008.

SOLTERRA RENEWABLE TECHNOLOGIES, INC.
(A Development Stage Company)

FINANCIAL STATEMENTS

June 30, 2008

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Solterra Renewable Technologies, Inc.
(A Development Stage Company)
Scottsdale, Arizona

We have audited the accompanying balance sheet of Solterra Renewable Technologies, Inc. (the “Company”) as of June 30, 2008, and the related statements of operations, stockholders’ equity and cash flows for the period from May 19, 2008 (inception) through June 30, 2008.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Solterra Renewable Technologies, Inc. as of June 30, 2008, and the results of its operations and cash flow for the period from May 19, 2008 (inception) through June 30, 2008, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, the Company's absence of significant revenues, losses from operations, and its need for additional financing in order to fund its projected loss in 2009 raise substantial doubt about its ability to continue as a going concern. The 2008 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

LBB & Associates Ltd., LLP
Houston, Texas

November 7, 2008

SOLTERRA RENEWABLE TECHNOLOGIES, INC.
(A Development Stage Company)

BALANCE SHEET

June 30,
2008

ASSETS
Current
Cash	$-

Total current assets	-

Total Assets	$-

LIABILITIES AND STOCKHOLDER'S EQUITY
Current
Accounts payable and accrued liabilities	$-

Total current liabilities	-

Total liabilities	-

Stockholder's equity
Common stock, $0.0001 par value,
100,000,000 shares authorized
37,000,000 issued and outstanding	3,700

Additional paid-in-capital	-
Deficit accumulated during the development stage	(3,700)

Total stockholders' equity	-

Total liabilities and stockholders' equity	$-

The accompanying notes are an integral part of these financial statements.

SOLTERRA RENEWABLE TECHNOLOGIES, INC.
(A Development Stage Company)

STATEMENT OF OPERATIONS

Period from May 19, 2008 (Inception) through June 30, 2008

Costs and expenses:

General and administrative	$3,700

Net loss from operations	(3,700)

Net loss	(3,700)

Net loss per share:

Basic and fully diluted	(0.00)
(less than $0.01)

Weighted average shares outstanding

Basic and fully diluted	37,000,000

The accompanying notes are an integral part of these financial statements.

SOLTERRA RENEWABLE TECHNOLOGIES, INC.
(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY

					Period from May 19, 2008 (Inception) through June 30, 2008

				Deficit
				accumulated
			Additional	during
	Common Stock		paid-in	Developemnt
	Shares	Amount	Capital	Stage	Total

Issuance of common stock	37,000,000	$3,700	$-	$-	$3,700

Net loss				(3,700)	(3,700)

Balance June 30, 2008	37,000,000	$3,700	$-	$(3,700)	$-

The accompanying notes are an integral part of these financial statements.

SOLTERRA RENEWABLE TECHNOLOGIES, INC.
(A Development Stage Company)

STATEMENT OF CASH FLOWS

Period from May 19, 2008 (Inception) through June 30, 2008

CASH FLOWS FROM OPERATIONS
Net loss	$(3,700)
Adjustments to reconcile net loss to net cash used in operating activities
Stock issued for services	3,700
Net change in working capital	-

Cash flows used in operations	-

CASH FLOWS FROM INVESTING
-

Cash flows from investing activities	-

CASH FLOWS FROM FINANCING
-

Cash flows from financing activities	-

NET INCREASE (DECREASE) IN CASH	-

Cash, beginning of period	-

Cash, end of period	$-

SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid on interest expense	$-

Cash paid on income taxes	$-

The accompanying notes are an integral part of these financial statements.

SOLTERRA RENEWABLE TECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
June 30, 2008

Note 1.
Nature and Continuance of Operations

The Company was incorporated in the State of Delaware on the 19th day of May  2008.  The Company is in the development stage of solar technology and quantum dot manufacturing and has had no revenues to date.  Initial operations have included capital formation.  The Company intends to scale up Quantum Dot Production by applying proprietary technology licensed from William Marsh Rice University for a quantum dot synthesis process. This licensed technology enables the Company to produce highly desirable CdSe tetrapod quantum dots at a cost savings of greater than 50% compared to competing suppliers, and will organically supply Solterra’s requirements for quantum dots for its solar cells.

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year.  Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying value and classification of assets and liabilities should the Company be unable to continue as a going concern.  At June 30, 2008, the Company had not yet achieved profitable operations, has accumulated losses of $3,700 since its inception, has no working capital, and expects to incur further losses in the development of its business, all of which casts substantial doubt about the Company’s ability to continue as a going concern.  The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management is presently seeking financing to implement its business plan; however there is no assurance of additional funding being available.

Note 2.
Summary of Significant Accounting Policies

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.  Actual results may vary from these estimates.

The financial statements have, in management’s opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Development Stage Company

The Company complies with Financial Accounting Standards Board Statement No. 7 for its characterization of the Company as development stage.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Stock-based Compensation

The Company adopted SFAS 123(R) effective May 19, 2008.  The Company estimates the fair value of stock options using the Black-Scholes valuation model, consistent with the provisions of SFAS 123(R).  Key inputs and assumptions used to estimate the fair value of stock options include the grant price of the award, the expected option term, volatility of the Company’s stock, the risk-free rate, and dividend yield.  Estimates of fair value are not intended to predict actual future events or the value ultimately realized by the option holders, and subsequent events are not indicative of the reasonableness of the original estimates of fair value made by the Company.

Product Development costs

Costs of product development are expensed as incurred.

Income Taxes

The Company uses the assets and liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 109 “Accounting for Income Taxes”.  Under the assets and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Loss Per Share

The Company reports basic loss per share in accordance with the SFAS No. 128, “Earnings Per Share”.  Basic loss per share is computed using the weighted average number of shares outstanding during the period.  Diluted loss per share has not been provided as it would anti-dilutive.

Foreign Currency Translation

The Company’s functional currency is United States (“U.S.”) dollars as substantially all of the Company’s operations use this denomination.  The Company uses the U.S. dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission and in accordance with SFAS No. 52.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  Any exchange gains and losses would be included in other income (expenses) on the Statement of Operations.

Financial Instruments

The carrying value of cash, accounts payable and accrued liabilities and related party loan, to the extent there is a balance, approximate their fair value because of the short maturity of these instruments.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Note 3.
Related Party Transaction

The Company issued common stock to the founding director of the Company in exchange for services rendered:
36,600,000 shares of the Company’s Common Stock at a value of $0.0001 per shares for a total of $3,660 of services rendered associated with its formation and planning.

Note 4.
Income Taxes

As of June 30, 2008, the Company had net operating loss carry forwards of approximately $3,700 that may be available to reduce future years’ taxable income through 2028. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The Company’s effective tax rate is reconciled to the statutory rate as follows:

June 30, 2008

Benefit at 34%	$1,300
Change in valuation allowances	(1,300)
Net refundable amount	$-
The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

June 30, 2008
Deferred tax asset attributable to:
Net operating loss carryover	$1,300
Valuation allowance	(1,300)
Net deferred tax asset	$-

Note 5.
Common Stock

During the period May 19 (inception) to June 30, 2008 the Company issued 36,600,000 common shares of the Company to a director in exchange for services rendered associated with the Company’s formation and planning.  The 36,600,000 shares of the Company’s Common Stock at a value of $0.0001 per share for a total of $3,660 of services rendered

During the period May 19 (inception) to June 30, 2008 the Company issued 400,000 common shares of the Company to the corporate attorney in exchange for services rendered associated with the Company’s formation.  The 400,000 shares of the Company’s Common Stock at a value of $0.0001 per share for a total of $40 of services rendered.

Note 6.
Commitments

License agreement
On the 20th day of August 2008 the Company concluded a license agreement with William Marsh Rice University of Houston Texas.  This agreement gives the Company exclusive use of the issued patents and patent applications as well as the know how owned by Rice University to develop, manufacture and market Quantum Dots.  This licensed technology enables the Company to produce highly desirable CdSe tetrapod quantum dots at a cost savings of greater than 50% compared to competing suppliers, and will organically supply Solterra’s requirements for quantum dots for its solar cells.

The agreement includes an initiation fee of $40,000 as well as minimum royalty milestones which are effective for the period ending August 1, 2010.

The Company has a License agreement with William Marsh Rice University whereby minimum royalty payments which are calculated based on sales volume must be made starting in August 2010.  An initial license fee is also payable.

Development service agreement
In October the Company entered into a development service agreement with a major university to optimize the printing process of solar cells. The agreement is for the period October 1, 2008 to September 30, 2009.  Below are the total payments under this agreement.

Other

The Company has not signed any lease agreements.

In June 2008 the Company entered into a reorganization agreement for the Company to be analyzed and prepared for financing.  Services provided included preparation of the business plan, marketing strategy, industry analysis, and competitive analysis, a competitive market strategy including budgets forecasts as well as all presentation material and investor negotiations.  The fee is $500,000 and is based entirely on successfully raising financing for the Company to execute its business plan.

The following table summarizes financial commitments of the Company.

Fiscal	Services	License	Reorganization
Year	agreement	Agreement	agreement	Total
2009	$607,270	$40,000	$500,000	$1,147,270
2010	227,730	-	-	227,730
2011	-	129,450	-	129,450
2012	-	473,250	-	473,250
2013	-	1,746,000	-	1,746,000
Thereafter		3,738,600		3,738,600
Total	$835,000	$6,127,300	$500,000	$7,462,300

Note 7.
Subsequent events

Related party transaction
Starting July of 2008 the Company made monthly management fee payments to a Shareholder of $5,000.

Common stock issued
In July the Company issued 4,250,000 shares of Common Stock at a price of $0.01 per share for a total proceeds of $42,500.  The par value of the Common Stock of the Company is $0.0001 therefore $42,075 of this issue was recorded as additional paid in capital.

Financing
On November 4, 2008 the Company closed on an agreement and plan of merger and reorganization with Hague Corp a public company listed on the OTCBB.  In accordance with the terms of the agreement Hague Corp cancelled 40,000,000 shares of its common stock and issued 41,250,000 shares of its common stock to the former stockholders of Solterra.  Certain existing stockholders of Hague Corp in consideration of Solterra and its shareholders completing the transaction, issued to Hague Corp a Promissory Note in the amount of $3,500,000 due and payable on or before January 15, 2009, through the payment of cash or, with the consent of the Hague Corp, the cancellation of up to 12,000,000 issued and outstanding shares of Hague Corp.  These transactions resulted in Solterra becoming a wholly-owned subsidiary of Hague Corp.

On November 4, 2008, Hague Corp entered into a Securities Purchase Agreement, Debenture, Security Agreement, Subsidiary Guarantee Agreement, Registration Rights Agreement, Escrow Agreement and other related transactional documents (the “Transaction Documents”) to obtain $1,500,000 in gross proceeds from three non-affiliated parties (collectively hereinafter referred to as the “Lenders”) in exchange for 3,525,000 restricted shares of Common Stock of Hague Corp (the “Restricted Shares”) and Debentures in the principal amount aggregating $1,500,000. Each Debenture has a term of three years maturing on November 4, 2011 bearing interest at the rate of 8% per annum and is repayable by Hague Corp at anytime without penalty, subject to the Debenture holders’ conversion rights. Each Debenture is convertible at the option of each Lender into Hague Corp’s Common Stock (the “Debenture Shares”, which together with the Restricted Shares shall collectively be referred to as the “Securities”) at a conversion price of $.2667 per share (the “Conversion Price”). The Registration Rights Agreement requires Hague Corp to register the resale of the Securities within certain time limits and to be subject to certain penalties in the event Hague Corp fails to timely file the Registration Statement, fails to obtain an effective Registration Statement or, once effective, to maintain an effective Registration Statement until the Securities are saleable pursuant to Rule 144 without volume restriction or other limitations on sale. The Debentures are secured by the assets Hague Corp and are guaranteed by Solterra as the subsidiary of Hague Corp. In the event the Debentures are converted in their entirety, Hague Corp would be required to issue and aggregate of 5,624,297 shares of Hague Corp’s Common Stock, subject to anti-dilution protection for stock splits, stock dividends, combinations, reclassifications and sale of Hague Corp’s Common Stock at a price below the Conversion Price.  Certain changes of control or fundamental transactions such as a merger or consolidation with another company could cause an event of default under the Transaction Documents.

As a result of these transactions, there are currently 69,375,000 shares of the Hague Corp’s Common Stock issued and outstanding without giving effect to the possible conversion of the Debentures.  The former Shareholders of Solterra owns 62.6% of the issued and outstanding shares of the Hague Corp’s Common Stock and therefore control Hague Corp.

SOLTERRA RENEWABLE TECHNOLOGIES, INC.
(A Development Stage Company)

FINANCIAL STATEMENTS
(Unaudited)

September 30, 2008

SOLTERRA RENEWABLE TECHNOLOGIES, INC.
(A Development Stage Company)

BALANCE SHEET

	September 30	June 30
	2008	2008
	(unaudited)
ASSETS
Current
Cash	$99	$-
Prepaids	10,252	-
Subscriptions receivable	8,345	-

Total current assets	18,696	-

Total Assets	$18,696	$-

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current
Accounts payable related party	$4,208	$-
Accounts payable and accrued liabilities	47,450	-

Total current liabilities	51,658	-

Total liabilities	51,658	-

Stockholder's equity (deficit)
Common stock, $0.0001 par value,
100,000,000 shares authorized
41,250,000 and 37,000,000 issued and outstanding
as of September 30, 2008 and June 30, 2008 respectively	4,125	3,700
Additional paid-in-capital	42,075	-
Deficit accumulated during the development stage	(79,162)	(3,700)

Total stockholders' equity (deficit)	(32,962)	-

Total liabilities and stockholders' equity (deficit)	$18,696	$-

The accompanying notes are an integral part of these financial statements.

SOLTERRA RENEWABLE TECHNOLOGIES, INC.
(A Development Stage Company)

STATEMENT OF OPERATIONS

Unaudited

	Three	May 19 (inception)
	months ended	through
`	Sept 30, 2008	Sept 30, 2008

Costs and expenses:

General and administrative	$75,462	$79,162

Net loss from operations	(75,462)	(79,162)

Net loss	$(75,462)	$(79,162)

Net loss per share:

Basic and fully diluted	(0.00)

Weighted average shares outstanding

Basic and fully diluted	40,279,891

The accompanying notes are an integral part of these financial statements.

SOLTERRA RENEWABLE TECHNOLOGIES, INC.
(A Development Stage Company)

STATEMENT OF CASH FLOWS

Unaudited

	Three	May 19 (inception)
	months ended	through
`	Sept 30, 2008	Sept 30, 2008

CASH FLOWS FROM OPERATIONS
Net loss	$(75,462)	$(79,162)
Adjustments to reconcile net loss to net cash used in operating activities
Stock issued for services	-	3,700
Net Change In:
Prepaids	(10,252)	(10,252)
Accounts payable related party	4,208	4,208
Accounts payable and accrued liabilities	47,450	47,450

Cash flows used in operations	(34,056)	(34,056)

CASH FLOWS FROM INVESTING
	-	-

Cash flows from investing activities	-	-

CASH FLOWS FROM FINANCING
Cash received from the sale of common stock	34,155	34,155

Cash flows from financing activities	34,155	34,155

NET INCREASE (DECREASE) IN CASH	99	99

Cash, beginning of period	-	-

Cash, end of period	$99	$99

SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid on interest expense	$-	$-

Cash paid on income taxes	$-	$-

Non cash transaction:
Common stock issued for subscription receivable	$8,345	$8,345

The accompanying notes are an integral part of these financial statements.

SOLTERRA RENEWABLE TECHNOLOGIES, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
September 30, 2008

Note 1.
Nature and Continuance of Operations

The Company was incorporated in the State of Delaware on the 19th day of May  2008.  The Company is in the development stage of solar technology and quantum dot manufacturing and has had no revenues to date.  Initial operations have included capital formation.  The Company intends to scale up Quantum Dot Production by applying proprietary technology licensed from William Marsh Rice University for a quantum dot synthesis process. This licensed technology enables the Company to produce highly desirable CdSe tetrapod quantum dots at a cost savings of greater than 50% compared to competing suppliers, and will organically supply Solterra’s requirements for quantum dots for its solar cells.

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year.  Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying value and classification of assets and liabilities should the Company be unable to continue as a going concern.  At September 30, 2008, the Company had not yet achieved profitable operations, has accumulated losses of $79,162 since its inception, has no working capital, and expects to incur further losses in the development of its business, all of which casts substantial doubt about the Company’s ability to continue as a going concern.  The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management is presently seeking financing to implement its business plan; however there is no assurance of additional funding being available.

Note 2.

The accompanying financial statements, which should be read in conjunction with the financial statements and footnotes included in the Company's Form 8-K for the year ended June 30, 2008 filed with the Securities and Exchange Commission, are unaudited, but have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included.

Operating results for the three months ended September 30, 2008 are not necessarily indicative of the results that may be expected for the full year ending June 30, 2009.

Note 3.
Related Party Transaction

During the quarter ended September 30, 2008 the Company made monthly management fee payments to a shareholder of $5,000.  $15,000 has been recorded as an expense in this quarter.

Note 4.
Common Stock

In July the Company issued 4,250,000 shares of Common Stock at a price of $0.01 per share for a total proceeds of $34,155 and a receivable in the amount of $8,345 which was collected after September 30, 2008.

Note 5.
Commitments

License agreement
On the 20th day of August 2008 the Company concluded a license agreement with William Marsh Rice University of Houston Texas.  This agreement gives the Company exclusive use of the issued patents and patent applications as well as the know how owned by Rice University to develop, manufacture and market Quantum Dots.  This licensed technology enables the Company to produce highly desirable CdSe tetrapod quantum dots at a cost savings of greater than 50% compared to competing suppliers, and will organically supply Solterra’s requirements for quantum dots for its solar cells.

The agreement includes an initiation fee of $40,000 as well as minimum royalty milestones which are effective for the period ending August 1, 2010.  The $40,000 was paid in November 2008.

The Company has a License agreement with William Marsh Rice University whereby minimum royalty payments which are calculated based on sales volume must be made starting in August 2010.  An initial license fee is also payable.

Development service agreement
In October the Company entered into a development service agreement with a major university to optimize the printing process of solar cells. The agreement is for the period October 1, 2008 to September 30, 2009.  Below are the total payments under this agreement.

Other

The Company has not signed any lease agreements.

In June 2008 the Company entered into a reorganization agreement for the Company to be analyzed and prepared for financing.  Services provided included preparation of the business plan, marketing strategy, industry analysis, and competitive analysis, a competitive market strategy including budgets forecasts as well as all presentation material and investor negotiations.  The fee is $500,000 and is based entirely on successfully raising financing for the Company to execute its business plan.

The following table summarizes financial commitments of the Company.

Fiscal	Services	License	Reorganization
Year	agreement	Agreement	agreement	Total
2009	$607,270	$40,000	$500,000	$1,147,270
2010	227,730	-	-	227,730
2011	-	129,450	-	129,450
2012	-	473,250	-	473,250
2013	-	1,746,000	-	1,746,000
Thereafter		3,738,600		3,738,600
Total	$835,000	$6,127,300	$500,000	$7,462,300

Note 6.

Subsequent events

Financing

On November 4, 2008 the Company closed on an agreement and plan of merger and reorganization with Hague Corp a public company listed on the OTCBB.  In accordance with the terms of the agreement Hague Corp. cancelled 40,000,000 shares of its common stock and issued 41,250,000 shares of its common stock to the former stockholders of Solterra.  Certain existing stockholders of Hague Corp in consideration of Solterra and its shareholders completing the transaction, issued to Hague Corp a Promissory Note in the amount of $3,500,000 due and payable on or before January 15, 2009, through the payment of cash or, with the consent of the Hague Corp, the cancellation of up to 12,000,000 issued and outstanding shares of Hague Corp.  These transactions resulted in Solterra becoming a wholly-owned subsidiary of Hague Corp.

On November 4, 2008, Hague Corp entered into a Securities Purchase Agreement, Debenture, Security Agreement, Subsidiary Guarantee Agreement, Registration Rights Agreement, Escrow Agreement and other related transactional documents (the “Transaction Documents”) to obtain $1,500,000 in gross proceeds from three non-affiliated parties (collectively hereinafter referred to as the “Lenders”) in exchange for 3,525,000 restricted shares of Common Stock of Hague Corp (the “Restricted Shares”) and Debentures in the principal amount aggregating $1,500,000. Each Debenture has a term of three years maturing on November 4, 2011 bearing interest at the rate of 8% per annum and is repayable by Hague Corp at anytime without penalty, subject to the Debenture holders’ conversion rights. Each Debenture is convertible at the option of each Lender into Hague Corp’s Common Stock (the “Debenture Shares”, which together with the Restricted Shares shall collectively be referred to as the “Securities”) at a conversion price of $.2667 per share (the “Conversion Price”). The Registration Rights Agreement requires Hague Corp to register the resale of the Securities within certain time limits and to be subject to certain penalties in the event Hague Corp fails to timely file the Registration Statement, fails to obtain an effective Registration Statement or, once effective, to maintain an effective Registration Statement until the Securities are saleable pursuant to Rule 144 without volume restriction or other limitations on sale. The Debentures are secured, by the assets Hague Corp and are guaranteed by Solterra as the subsidiary of Hague Corp. In the event the Debentures are converted in their entirety, Hague Corp would be required to issue an aggregate of 5,624,297 shares of Hague Corp’s Common Stock, subject to anti-dilution protection for stock splits, stock dividends, combinations, reclassifications and sale of Hague Corp’s Common Stock at a price below the Conversion Price.  Certain changes of control or fundamental transactions such as a merger or consolidation with another company could cause an event of default under the Transaction Documents.

As a result of these transactions, there are currently 69,375,000 shares of the Hague Corp’s Common Stock issued and outstanding without giving effect to the possible conversion of the Debentures.  The former Shareholders of Solterra owns 62.6% of the issued and outstanding shares of the Hague Corp’s Common Stock and therefore control Hague Corp.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following pro forma balance sheet has been derived from the balance sheet of Hague Corp. at September 30, 2008 and adjusts such information to give effect to the acquisition of Solterra Renewable Technologies, Inc., as if the acquisition had occurred at September 30, 2008. The pro forma balance sheet is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at September 30, 2008. The pro forma balance sheet should be read in conjunction with the notes thereto and Hague Corp.’s financial statements and related notes thereto contained elsewhere in this filing.

On November 4, 2008, Hague Corp (“we”) acquired Solterra Renewable Technologies, Inc., a Delaware  corporation (“ Solterra ”), through a Share Exchange (the “ Merger ”) between Hague Corp, Solterra and Solterra’s shareholders and Gregory Chapman as “Indemnitor”.  As a result of the Merger, Solterra is now our wholly-owned subsidiary.  The Merger was effected pursuant to that certain Agreement and Plan of Merger and Reorganization which closed on November 4, 2008 (the “ Agreement and Plan of Merger and Reorganization”).

Immediately following the Merger, we formally ceased the mining business that we had previously conducted, we closed our offices in Canada, and we moved our offices to the offices of Solterra in Arizona.  We currently do not plan to conduct any business other than owning the shares of Solterra, which will continue to conduct its operations that it has, to date, been engaged in.

For accounting purposes, this transaction was treated as an acquisition of Hague Corp and a recapitalization of Solterra. Solterra is the accounting acquirer and the results of its operations carryover. Accordingly, the operations of Hague Corp are not carried over and will be adjusted to $0.  Immediately prior to the Merger, Hague Corp had minimal assets and liabilities.

The financial statements are presented based on this recapitalization, whereby Hague Corp has 69,375,000 common shares outstanding as of September 30, 2008.

Hague Corp Pro-Forma
(A Development Stage Company)
Unaudited Pro Forma Consolidated Balance Sheet

	Solterra Renewable Technologies, Inc.	Hague Corp.
	September 30	September 30	Pro Forma	Pro
	2008	2008	Adjustments	Forma

ASSETS
Current
Cash	$99	$248	$1,330,000	$1,330,347
Prepaids	10,252	-	-	10,252
Subscriptions receivable	8,345	-	-	8,345

Total current assets	18,696	248	1,330,000	1,348,944

Deferred financing costs	-	-	170,000	170,000

Total Assets	$18,696	$248	$1,500,000	$1,518,944

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current
Shareholder advances	$-	$34,000	$(34,000)	$-
Accounts payable related party	4,208	-	-	4,208
Accounts payable and accrued liabilities	47,450	2,450	-	49,900

Total current liabilities	51,658	36,450	(34,000)	54,108

Convertible debenture, net of discount	-	-	559,882	559,882

Total liabilities	51,658	36,450	525,882	613,990

Stockholder's equity (deficit)
Common stock, $0.001 par value,
100,000,000 shares authorized
69,375,000 issued and outstanding	4,125	64,600	650	69,375

Additional paid-in-capital	42,075	(36,000)	908,666	914,741
Deficit accumulated during the development stage	(79,162)	(64,802)	64,802	(79,162)

Total stockholders' equity (deficit)	(32,962)	(36,202)	974,118	904,954

Total liabilities and stockholders' equity (deficit)	$18,696	$248	$1,500,000	$1,518,944

The accompanying notes are an integral part of these financial statements.

NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS

     The pro forma presentation and adjustments reflect the following items:

      1.     In November 2008, the Registrant acquired Solterra, through an Agreement and Plan of Merger and Reorganization (the “Merger”) between Solterra, the Shareholders of Solterra and Hague Corp and Gregory Chapman as “Indemnitor” which resulted in Solterra becoming a wholly-owned subsidiary of Hague Corp. Pursuant to the Merger, Mr. Chapman cancelled 40,000,000 shares of Common Stock of Hague Corp owned by him and issued a general release in favor of Hague Corp terminating its obligations to repay Mr. Chapman approximately $34,000 in principal owed to him. In accordance with the Merger, Hague Corp issued 41,250,000 shares of its Common Stock to the former stockholders of Solterra. Certain existing stockholders of Hague Corp in consideration of Solterra and its shareholders completing the transaction, issued to Hague Corp a Promissory Note in the amount of $3,500,000 due and payable on or before January 15, 2009, through the payment of cash or, with the consent of Hague Corp, the cancellation of up to 12,000,000 issued and outstanding shares of Hague Corp owned by them.

                  2.     Hague Corp ceased the mining business that we had previously conducted, we closed our offices in Canada, and we moved our offices to the offices of Solterra in Arizona.

      3.     On November 4, 2008, Hague Corp entered into a Securities Purchase Agreement, Debenture, Security Agreement, Subsidiary Guarantee Agreement, Registration Rights Agreement, Escrow Agreement, Stock Pledge Agreement and other related transactional documents (the “Transaction Documents”) to obtain $1,500,000 in gross proceeds from three non-affiliated parties (collectively hereinafter referred to as the “Lenders”) in exchange for 3,525,000 restricted shares of Common Stock of Hague Corp (the “Restricted Shares”) and Debentures in the principal amount aggregating $1,500,000. Each Debenture has a term of three years maturing on November 4, 2011 bearing interest at the rate of 8% per annum and is prepayable by Hague Corp at anytime without penalty, subject to the Debenture holders’ conversion rights.  The Company recorded a discount of $940,118 associated with the 3,525,000 shares issued.  The discount will be amortized over the 3 year life of the debenture.  Each Debenture is convertible at the option of each Lender into Hague Corp’s Common Stock (the “Debenture Shares”, which together with the Restricted Shares shall collectively be referred to as the “Securities”) at a conversion price of $.2667 per share (the “Conversion Price”). The Registration Rights Agreement requires Hague Corp to register the resale of the Securities within certain time limits and to be subject to certain penalties in the event Hague Corp fails to timely file the Registration Statement, fails to obtain an effective Registration Statement or, once effective, to maintain an effective Registration Statement until the Securities are saleable pursuant to Rule 144 without volume restriction or other limitations on sale. The company is currently evaluating possible derivative liabilities associated with the debenture. The Debentures are secured by the assets of Hague Corp and are guaranteed by Solterra as Hague Corp’s subsidiary. In the event the Debentures are converted in their entirety, Hague Corp would be required to issue and aggregate of 5,624,297 shares of Hague Corp’s Common Stock, subject to anti-dilution protection for stock splits, stock dividends, combinations, reclassifications and sale of Hague Corp’s Common Stock a price below the Conversion Price.  Certain changes of control or fundamental transactions such as a merger or consolidation with another company could cause an event of default under the Transaction Documents.

      4.     As a result of the transactions described in Notes 1 to 3, there are currently 69,375,000 shares of Hague Corp’s Common Stock issued and outstanding without giving effect to the possible conversion of the Debentures.  Stephen Squires, the new President, Chief Executive Officer and a newly appointed director of Hague Corp is the new controlling stockholder as he owns 51.2% of the issued and outstanding shares of Hague Corp’s Common Stock.

The Transaction Documents include a Stock Pledge Agreement pursuant to which Stephen Squires has pledged 20,000,000 shares of Hague Corp’s Common Stock to the Debenture holders (the “Holders”) until such time as the Debentures are paid in their entirety.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAGUE CORP.

November 14 , 2008	By:	/s/ Stephen Squires
Stephen Squires
President and CEO